                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
               OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
                               (AMENDMENT NO. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                             NEW VISUAL CORPORATION
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

   * Set forth amount on which the filing is calculated and state how it was determined.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

       (2) Form, Schedule or Registration Statement No.:

       (3) Filing Party:

       (4) Date Filed:

                                                          YOUR VOTE IS IMPORTANT




                             NEW VISUAL CORPORATION

                                PROXY STATEMENT





                                             2002 ANNUAL MEETING OF SHAREHOLDERS

                             NEW VISUAL CORPORATION

                                                             RAY WILLENBERG, JR.
                                                           CHAIRMAN OF THE BOARD



June 10, 2002



Dear Shareholder:

         I am pleased to invite you to New Visual Corporation's 2002 Annual Meeting of Shareholders. The meeting will be held at 2:00 p.m. on Friday, July 12, 2002 at the San Diego Marriott, 333 West Harbor Drive, San Diego, California.

         At the meeting, you and the other shareholders will be asked to (1) elect directors to the New Visual Corporation Board; (2) ratify our 2001 Stock Incentive Plan; and (3) ratify the appointment of Grassi & Co., CPAs, P.C. as our independent auditors for the current fiscal year. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about our operations, including our audited financial statements, in the enclosed Annual Report.

         Your vote is very important. We encourage you to read this proxy statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for convenience. You also may have the option of voting by using a toll-free telephone number or via the Internet. Instructions for using these services are included on the proxy card.

         Thank you for your continued support of New Visual Corporation. We look forward to seeing you on July 12th.

                                             Very truly yours,


                                             /s/ Ray Willenberg, Jr.

                                             Ray Willenberg, Jr.
                                             CHAIRMAN OF THE BOARD

                             NEW VISUAL CORPORATION

                                                     5920 FRIARS ROAD, SUITE 104
                                                     SAN DIEGO, CALIFORNIA 92108
                                                                    619.692.0333


June 10, 2002


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 12, 2002

         New Visual Corporation will hold its 2002 Annual Meeting of Shareholders at the San Diego Marriott, 333 West Harbor Drive, San Diego, California on Friday, July 12, 2002 at 2:00 p.m.

         We are holding this meeting:

         o To elect six directors to serve until the 2002 Annual Meeting of Shareholders and their successors are elected and qualified;

         o        To ratify our 2001 Stock Incentive Plan;

         o To ratify the appointment of Grassi & Co., CPAs, P.C. as our independent auditors; and

         o To transact any other business that properly comes before the meeting.


         Your board of directors recommends that you vote in favor of each of the proposals outlined in this proxy statement.

         Your board of directors has selected May 24, 2002 as the record date for determining shareholders entitled to vote at the meeting. A list of shareholders on that date will be available for inspection at our corporate headquarters, 5920 Friars Road, Suite 104, San Diego, California, for at least ten days before the meeting. The list also will be available for inspection at the meeting.

         This notice of annual meeting, proxy statement, proxy and our 2001 Annual Report to Shareholders are being distributed on or about June 10, 2002.

                                   By Order of the Board of Directors,

                                   /s/ C. Rich Wilson III

                                   C. Rich Wilson III
                                   Vice President and Secretary

                               TABLE OF CONTENTS
QUESTIONS AND ANSWERS........................................................ 1

ITEM 1. ELECTION OF DIRECTORS................................................ 3

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS..................... 5
  Committees of the Board of Directors....................................... 6

STOCK OWNERSHIP.............................................................. 7
  Beneficial Ownership of Certain Shareholders, Directors and Executive
     Officers................................................................ 7
  Section 16(a) Beneficial Ownership Reporting Compliance.................... 8

ITEM 2. RATIFICATION OF OUR 2001 STOCK INCENTIVE PLAN........................ 8

ITEM 3. RATIFICATION OF INDEPENDENT AUDITORS................................. 16
  Audit Committee Report..................................................... 17

ADDITIONAL INFORMATION CONCERNING OUR MANAGEMENT............................. 18
  Executive Officers......................................................... 18
  Executive Compensation..................................................... 18
  Employment Agreements with Executive Officers.............................. 20
  Compensation Committee Interlocks and Insider Participation................ 21
  Compensation Committee Report.............................................. 21
  Equity Compensation Plan Information....................................... 23
  Stock Performance Graph.................................................... 24
  Certain Relationships and Related Transactions............................. 25

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS .................................. 26

APPENDIX A. 2001 STOCK INCENTIVE PLAN........................................A-1

                              QUESTIONS AND ANSWERS


Q1:    WHO IS SOLICITING MY PROXY?

A: We, the board of directors of New Visual, are sending you this proxy statement in connection with our solicitation of proxies for use at the 2002 Annual Meeting of Shareholders (the "Annual Meeting" or the "Meeting"). Certain directors, officers and employees of New Visual also may solicit proxies on our behalf by mail, phone, fax or in person.

Q2:    WHO IS PAYING FOR THIS SOLICITATION?

A: New Visual will pay for the solicitation of proxies. New Visual also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding our proxy materials to the beneficial owners of New Visual common stock.

Q3:    WHAT AM I VOTING ON?

A: Three items: (1) the election of Ivan Berkowitz, Bruce Brown, Thomas J. Cooper, John Howell, Ray Willenberg, Jr. and C. Rich Wilson III to our board of directors; (2) the ratification of our 2001 Stock Incentive Plan; and (3) the ratification of Grassi & Co., CPAs, P.C. as our independent auditors for the current fiscal year.

Q4:    WHO CAN VOTE?

A: Only those who owned New Visual common stock at the close of business on May 24, 2002, the record date for the Annual Meeting, can vote. If you owned New Visual common stock on the record date, you have one vote per share for each matter presented at the Annual Meeting.

Q5:    HOW DO I VOTE?

A:     You may vote your shares either in person or by proxy.

       There are generally four ways to vote:

       o        by Internet at www.proxyvote.com;
       o        by toll-free telephone at 1-800-690-6903;
       o        by completing, executing and returning your proxy card; and
       o        by written ballot at the meeting.

       Please see your proxy card for the voting options available to you. If your shares are held in a brokerage account in your broker's name (this is called street name), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your shares should be voted by your broker or nominee as you have directed.

       We will pass out written ballots to anyone who wants to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your broker to vote at the Meeting.

       If you vote by Internet or telephone, your vote must be received by 11:59 p.m., Eastern Time on July 11, the day before the meeting. Your shares will be voted as you indicate. If you return your proxy card but you do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the six nominees for director named in this proxy statement, FOR the ratification of our 2001 Stock Incentive Plan, and FOR ratification of Grassi & Co., CPAs, P.C. as our independent auditors.

Q6:    WHAT CONSTITUTES A QUORUM?

A: Voting can take place at the Annual Meeting only if shareholders owning a majority of the voting power of the common stock (a majority of the total number of votes entitled to be cast) are present in person or represented by effective proxies. On the record date, we had 47,438,735 shares of common stock outstanding. Both abstentions and broker non-votes are counted as present for purposes of establishing the quorum necessary for the meeting to proceed. A broker non-vote results from a situation in which a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that you have not voted and it lacks discretionary authority to vote your shares.

Q7:    WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE MATTERS BEING PASSED?

A: ELECTION OF DIRECTORS. Directors need the affirmative vote of holders of a plurality of the voting power present to be elected. At this year's Meeting, the six nominees receiving the greatest number of votes will be deemed to have received a plurality of the voting power present. Neither abstentions nor broker non-votes will have any effect on the election of directors.

       RATIFICATION OF OUR 2001 STOCK INCENTIVE PLAN. To approve this item, shareholders holding a majority of the shares represented in person or by proxy at the Meeting must affirmatively vote to approve the matter. Abstentions have the same effect as votes "against" the proposal, while broker non-votes have no effect at all.

       RATIFICATION OF INDEPENDENT AUDITORS. To ratify the appointment of Grassi & Co., CPAs, P.C., as our independent auditors for the current fiscal year, shareholders holding a majority of the shares represented in person or by proxy at the Meeting must affirmatively vote to approve the matter. Abstentions have the same effect as votes "against" the proposal, while broker non-votes have no effect at all.

Q8:    HOW DOES THE BOARD RECOMMEND THAT I VOTE ON THE MATTERS PROPOSED?

A: The board of directors of New Visual unanimously recommends that shareholders vote FOR each of the proposals submitted at this year's Annual Meeting.

Q9:    WILL THERE BE OTHER MATTERS PROPOSED AT THE ANNUAL MEETING?

A: New Visual's bylaws limit the matters presented at the Annual Meeting to those in the notice of the meeting (or any supplement), those otherwise properly presented by the board of directors and those presented by shareholders so long as the shareholder complies with certain advance notice requirements. Please refer to the section of this proxy statement captioned "Annual Meeting Advance Notice Requirements" for a description of these requirements. We do not expect any other matter to come before the Annual Meeting. However, if any other matter is presented, your signed proxy gives the individuals named as proxies authority to vote your shares in their discretion.

Q10: WHEN ARE 2003 SHAREHOLDER PROPOSALS DUE IF THEY ARE TO BE INCLUDED IN THE COMPANY'S PROXY MATERIALS?

A: To be included in our proxy statement for the 2003 Annual Meeting of Shareholders, a shareholder proposal must be received at New Visual's offices no later than February 11, 2003. To curtail controversy as to the date on which the Company received a proposal, we suggest that proponents submit their proposals by certified mail, return receipt requested.

                                     ITEM 1.
                              ELECTION OF DIRECTORS

         The board of directors of New Visual has currently set the number of directors constituting the whole board at six. At the Annual Meeting, you and the other shareholders will elect six individuals to serve as directors until the 2003 Annual Meeting and their successors are elected and qualified. All nominees are currently serving as directors of New Visual.

         The persons designated as proxies will vote the enclosed proxy for the election of all of the nominees unless you direct them to withhold your vote for any one or more nominees. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute or we may reduce the number of members of the board. We recommend a vote FOR each of the nominees.

         Below are the names and ages of the nominees for director, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships, if any.

         o IVAN BERKOWITZ        AGE 56, A DIRECTOR SINCE AUGUST 2000.

                                 Mr. Berkowitz has served as a member of our board of directors since August 2000 and was named Vice Chairman of the Board in June 2001. Since 1993, Mr. Berkowitz has served as the managing general partner of Steib & Company, a privately held New York-based investment company. Currently, Mr. Berkowitz serves on the board of directors of ConnectivCorp, a deep content provider that facilitates online connections between consumers and health-oriented companies. Since 1989, Mr. Berkowitz has served as President of Great Court Holdings Corporation, a privately held New York-based investment company. Mr. Berkowitz holds a B.A. from Brooklyn College, an MBA from Baruch College, City University of New York, and a Ph.D. in International Law from Cambridge University.

         o BRUCE BROWN           AGE 64, A DIRECTOR SINCE JUNE 2000.

                                 Mr. Brown has served as a member of our board of directors since June 2000. Over the past 30 years, Mr. Brown has been an independent director and producer of motion pictures. He was nominated for an Academy Award in 1971 for directing "ON ANY SUNDAY," a motorcycle adventure film starring Steve McQueen. Mr. Brown has earned worldwide distinction as the director and producer of the first of its kind documentary, "ENDLESS SUMMER," which is the second highest grossing documentary film of all time. Its sequel, "ENDLESS SUMMER 2," also directed by Mr. Brown, grossed more than $10 million in its first year of theatrical distribution. Mr. Brown has collaborated with us to produce a new surfing adventure film for mainstream theatrical release. Mr. Brown's other movie credits include "SLIPPERY WHEN WET," "SURFIN' SHORTS," "SURF CRAZY," "SURFIN' HOLLOW DAYS," "BAREFOOT ADVENTURE" and "WATERLOGGED."

         o THOMAS J. COOPER      AGE 53, A DIRECTOR SINCE MARCH 2002.

                                 Mr. Cooper has served as a member of our board of directors since March 2002 and as our President and Chief Executive Officer since June 1 of this year. Mr. Cooper has been engaged in the development, creation and management of global sales and marketing platforms for businesses operating in the areas of high technology, real estate, office automation, and telecommunications for the past 30 years. From 1994 to 2002, Mr. Cooper served in various high-ranking positions at GlobespanVirata Corporation (formerly Virata), most recently as Senior Vice President, Corporate Development (from July 1999 to February 2002), where he was responsible for the development and implementation of long range growth strategies, including defining global partnership initiatives; identifying potential acquisition and joint venture candidates; and directing strategic investment of corporate capital into select ventures in which the company acquired minority stakes. From 1994 until 1999, Mr. Cooper served as Virata's Senior Vice President, Worldwide Sales and Marketing, where he oversaw all aspects of the company's product sales and marketing, corporate marketing/communications and public relations. During his tenure, Virata grew its revenues from $8.9 million in 1998, $9.3 million in 1999, and $21.8 million in 2000, to over $120 million in 2001.

                                 Prior to joining Virata, Mr. Cooper served in senior sales and management positions at Hewlett-Packard, Trammell Crow Company, Rubloff, Inc., Network Equipment Technologies and Pedcom, Inc. He also has seven pending U.S. patents for networking method or product. Mr. Cooper also serves on the boards of directors of Bsafeonline.com, Inc., a distributor of Internet filtering and security applications, and RolaTube Technology, Ltd., the developer and patent-holder of a new materials technology called Bi-stable Reeled Composite (BRC) technology, which is headquartered in the United Kingdom. After earning a Bachelor of Arts degree from Hamilton College, Mr. Cooper graduated Magna Cum Laude from the University of Toledo, where he earned his MBA.

         o JOHN HOWELL           AGE 56, A DIRECTOR SINCE APRIL 2000.

                                 Mr. Howell has served as a member of our board of directors since April 2000 and as our Executive Vice President since July 2000. Mr. Howell also serves on the board of directors of Legends of the Faith, Inc., a manufacturer and distributor of Christian gift products. From January 1998 until October 1998, Mr. Howell served as Vice President of TeraGLOBAL Communications Corp., a manufacturer of hardware for the convergence of voice, video and data. From 1997 to 1998, Mr. Howell was Chief Executive Officer of EVERSYS Corporation, a manufacturer of computer equipment. From 1993 to 1996, Mr. Howell served as Chief Executive Officer of Polar Bear Station No. 1, Inc., an operator of sport fishing boats that did business under the name "Paradise Sport Fishing." Mr. Howell has a B.S. in Aerospace Engineering from Oregon State University.

         o RAY WILLENBERG, JR.   AGE 50, A DIRECTOR SINCE OCTOBER 1996.

                                 Mr. Willenberg served as our President, Chief Executive Officer and Chairman of the Board from April 1997 until May 2002. He was elected a director in October 1996 and currently serves as our Chairman and Executive Vice President. Mr. Willenberg joined us as Vice President and Corporate Secretary in 1996. From 1972 to 1995, Mr. Willenberg was Chief Executive Officer of Mesa Mortgage Company in San Diego, California.

         o C. RICH WILSON III    AGE 33, A DIRECTOR SINCE APRIL 2000.

                                 Mr. Wilson has served as Vice President,
                                 Secretary and a member of our board of
                                 directors since April 2000. He was recently invited to sit on the City of San Diego's Internet and Technology Committee, which collaborates with regional technology leaders in the growth of San Diego's technology sector. From July 1995 until 1999, Mr. Wilson served as an employee or independent contractor of New Visual, providing marketing, sales and business development services. Since June 1998, Mr. Wilson has also served as the President of Impact Pictures, Inc., which we acquired in December of 1999. From March 1993 through July 1995, Mr. Wilson was National Marketing Manager for Spevco, Inc., a special events marketing firm. Mr. Wilson holds a B.A. in English from the University of North Carolina at Charlotte.

            ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

         The board of directors of New Visual met seven times during the fiscal year ended October 31, 2001. No director who served during the 2001 fiscal year attended fewer than 75% of the meetings of the Board and of committees of the Board of which he or she was a member. Other actions were taken by unanimous consent in lieu of a meeting during the fiscal year ended October 31, 2001. In addition to regularly scheduled meetings, a number of directors were involved in numerous informal meetings with management, offering valuable advice and suggestions on a broad range of corporate matters.

         Each outside director is paid $2,000 for each meeting of our board of directors attended and for each committee meeting attended. In addition, we granted stock and stock options to the directors to compensate them for their services. Our directors are eligible to receive stock option grants under our 2000 Omnibus Securities Plan (the "2000 Plan"). During fiscal 2001, we granted options under the 2000 Plan to seven directors at an exercise price of $3.92 per share. We granted options to acquire 10,000 shares of common stock to each of Lilly Beter, Bruce Brown and Celso B. Suarez, Jr. All of the options vested immediately. We also granted options to acquire 20,000 shares of common stock to each of Ray Willenberg, Jr., C. Rich Wilson III and John Howell. Of the options granted to Messrs. Willenberg and Wilson, the right to purchase 12,500 shares vested immediately and the right to purchase the remainder vest annually over three years in installments of 2,500 shares. Of the options granted to Mr. Howell, the right to purchase 5,000 shares vested immediately and the remainder vest annually over three years in installments of 5,000 shares. Lastly, we issued to Ivan Berkowitz an option to acquire 260,000 shares of common stock and granted to Mr. Berkowitz 500,000 unregistered shares of our common stock. Mr. Berkowitz's option to purchase 72,500 shares under his option vested on the date of grant. The right to purchase the remaining 187,500 shares vest annually in increments of 62,500 shares per year. Mr. Berkowitz also receives $2,000 per week for his service as our Vice Chairman. All of the options granted during 2001 to our directors expire on March 5, 2011. We reimburse our directors for reasonable expenses incurred in traveling to and from board or committee meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

         Our board of directors operates with the assistance of the Audit Committee and the Compensation Committee. The function of the Audit Committee is to:

         o make recommendations to the full board of directors with respect to appointment of the Company's independent auditors; and

         o meet periodically with our independent auditors to review the general scope of audit coverage, including consideration of our accounting practices and procedures, our system of internal accounting controls and financial reporting.

         The Audit Committee adopted a written charter governing its actions on June 26, 2000. During the 2001 fiscal year, our Audit Committee was comprised of three independent directors within the meaning of Rule 4200 of the listing standards of the National Association of Securities Dealers. The Audit Committee met five times during the fiscal year ended October 31, 2001. In March 2002, two members of the Audit Committee resigned from the board of directors and its committees. Bruce Brown was named to the Audit Committee at that time. Mr. Brown may not be deemed "independent" under these standards because of his agreement with us to produce our upcoming feature film.

         Ivan Berkowitz and Bruce Brown serve on the Audit Committee, with Mr. Berkowitz serving as Chairman. For a more detailed discussion of the Audit Committee, see "Audit Committee Report."

         The function of the Compensation Committee is to review and approve the compensation arrangements for our executive officers. Thomas J. Cooper, Ivan Berkowitz and Bruce Brown serve on the Compensation Committee, with Mr. Cooper serving as Chairman. The Compensation Committee met three times during the fiscal year ended October 31, 2001. For a more detailed discussion of the Compensation Committee, see "Compensation Committee Report."

         We do not maintain a formal nominating committee.

                                 STOCK OWNERSHIP

BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

         The following table contains information regarding the beneficial ownership of our common stock on May 24, 2002, by:

         o each of our named executive officers, directors, and nominees for director;

         o    all of our executive officers and directors as a group; and

         o each person, or group of affiliated persons, known to us to own beneficially more than 5% of our common stock.

         In accordance with the rules of the Securities and Exchange Commission (the "SEC"), the table gives effect to the shares of common stock that could be issued upon the exercise of outstanding options and common stock purchase warrants within 60 days of May 24, 2002. Unless otherwise noted in the footnotes to the table and subject to community property laws where applicable, each person has sole voting and investment control with respect to the shares beneficially owned by him. The address of each executive officer and director is c/o New Visual Corporation, 5920 Friars Road, Suite 104, San Diego, California 92108.

                                                                         SHARES BENEFICIALLY OWNED
                                                                 ---------------------------------------
                  PERSON OR GROUP                                      NUMBER             PERCENT(1)
----------------------------------------------------------       ------------------   ------------------
Ray Willenberg, Jr.                                                    2,138,280(2)          4.44%
C. Rich Wilson III                                                       570,150(3)          1.20%
Thomas J. Cooper                                                         437,500(4)              *
John Howell                                                              905,150(5)          1.90%
Bruce Brown                                                               62,750(6)              *
Ivan Berkowitz                                                           972,500(7)          2.03%
All executive officers and directors as a group (7 persons)            5,086,330            10.27%
Charles R. Cono                                                        3,929,500(8)          8.28%
Zaiq Technologies, Inc.                                                2,662,218(9)          5.31%
----------------

*        Less than 1%.
(1) Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days.
(2)      Includes options to purchase 740,000 shares of common stock.
(3)      Includes options to purchase 258,750 shares of common stock.
(4)      Includes options to purchase 437,500 shares of common stock.
(5) Includes a restricted stock award of 500,000 shares subject to partial risk of forfeiture and options to purchase 150,000 shares of common stock.
(6)      Includes options to purchase 47,500 shares of common stock.
(7)      Includes options to purchase 472,500 shares of common stock.
(8) Includes 3,929,500 shares of common stock held by the Charles K. Cono Trust, of which Mr. Cono is the trustee. Mr. Cono's address is 550 Baltimore Drive, La Mesa, California 91942-1176.
(9) Reflects common stock issuable on conversion of 3,192 shares of Series B Preferred Stock at an assumed conversion price of $0.001199 on May 24, 2002. The address of Zaiq Technologies, Inc. is 78 Dragon Court, Woburn, MA 01801.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of our officers and directors and each person who owns more than 10% of a registered class of our equity securities to file with the SEC an initial report of ownership and subsequent reports of changes in such ownership. Such persons are further required by SEC regulation to furnish us with copies of all Section 16(a) forms (including Forms 3, 4 and 5) that they file. Based solely on our review of the copies of such forms received by us with respect to fiscal year 2001, or written representations from certain reporting persons, we believe all of our directors and executive officers met all applicable filing requirements, except as described in this paragraph. Ivan Berkowitz, Lilly Beter, Bruce Brown, Celso B. Suarez, Jr., C. Rich Wilson III and Ray Willenberg, Jr. each filed late Form 5's for fiscal year 2001. Each of the Form 5's reported a single transaction, with the exception of Mr. Berkowitz's Form 5, which reported two transactions. In addition, Thomas J. Sweeney, who joined us as Chief Financial Officer in April of 2001, filed a late Form 3. Finally, John Howell filed a Form 4 during fiscal year 2001 reporting six transactions, one of which should have been reported earlier.

                                     ITEM 2.
                  RATIFICATION OF OUR 2001 STOCK INCENTIVE PLAN

         On August 30, 2001, the Board adopted our 2001 Stock Incentive Plan (the "2001 Plan"), the text of which is attached as Appendix A to this Proxy Statement. The material features of the 2001 Plan are described below, but the description is subject to, and is qualified in its entirety by, the full text of the 2001 Plan.

         The 2001 Plan is being submitted to the shareholders for ratification, and the shareholders' failure to ratify the 2001 Plan will not have any effect on the awards that have already been granted under the 2001 Plan. If the 2001 Plan is not ratified by the shareholders, however, the Board will take the shareholders' failure to ratify the 2001 Plan into consideration when adopting stock plans in the future. In addition, shareholder approval of the 2001 Plan would make it possible for the Board to grant incentive stock options under the 2001 Plan if the Board chose to do so. No incentive stock options have been granted to date under the 2001 Plan, and the Board has no current intention to grant any incentive stock options.

         As of the record date, the Company has granted awards under the 2001 Plan to consultants that utilize all of the shares potentially issuable under the 2001 Plan. Accordingly, there are no shares currently available to make awards under the 2001 Plan. The terms of the 2001 Plan, however, permit the Board to amend the 2001 Plan to, among other things, increase the number of shares available for issuance. All of the awards made to date were either awards of unrestricted stock or of non-qualified stock options.

PURPOSE

         The purpose of the 2001 Plan is to promote the interests of the Company (including its subsidiaries) and our stockholders by using investment interests in New Visual to attract, retain and motivate our management and other persons, including officers, directors, key employees and certain consultants, to encourage and reward such persons' contributions to our performance and to align our interests with our shareholders' interests. In furtherance of this purpose, the 2001 Plan authorizes the granting of the following types of stock-based awards (each, an "Award"):

         o stock options (including incentive stock options and non-qualified stock options);

         o    restricted stock awards;

         o    unrestricted stock awards;

         o    performance stock awards;

         o    dividend equivalent rights; and

         o    stock appreciation rights.

Each of these types of Awards is described below under "Awards."

         The holder of an Award granted pursuant to the 2001 Plan does not have any of the rights or privileges of a shareholder, except with respect to shares that have actually been issued.

ELIGIBILITY

         Our key employees (including employees who are also directors or officers), directors and certain consultants of New Visual or any of our subsidiaries are eligible to be granted Awards under the 2001 Plan at the discretion of the board of directors.

EFFECTIVENESS; TERMINATION

         The 2001 Plan was approved by our board of directors on August 30, 2001. Unless previously discontinued by the board of directors, the 2001 Plan will terminate on August 30, 2011.

ADMINISTRATION

         The 2001 Plan currently is administered by our board of directors. In the future, the board of directors may form a Stock Plan Committee to administer the 2001 Plan. Any Stock Plan Committee must be comprised solely of at least two non-employee directors and may be, but is not required to be, the same as the Compensation Committee of the board of directors.

SHARES SUBJECT TO THE PLAN

         A total of 2,500,000 shares of common stock were initially reserved for issuance under the 2001 Plan and were subject of previous Awards. The Board has the authority to amend the 2001 Plan to increase this number of shares. Shares of common stock issued under the 2001 Plan may be authorized but unissued shares, or shares we reacquire, including any shares we purchase on the open market. The unexercised, unearned or yet-to-be acquired portions of any Award that expire, terminate or are canceled, and shares of common stock issued pursuant to Awards under the 2001 Plan that are reacquired by us pursuant to the terms under which such shares were issued, will again become available for the grant of further Awards.

AWARDS

         STOCK OPTIONS. Under the 2001 Plan, the board of directors may grant either incentive stock options or nonqualified stock options. Options may be granted for such number of shares of common stock as the board of directors determines, except that no participant may be granted options to acquire more than 1,000,000 shares of common stock in any one calendar year.

         The exercise price for each stock option is determined by the board of directors. In the case of incentive stock options, the board of directors will set the exercise price at no less than 110% of the fair market value of the common stock on the date the stock option is granted.

         No stock option may be exercised after the expiration of ten years from the date of grant (or five years in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding voting stock). Pursuant to the 2001 Plan, the aggregate fair market value of the common stock for which one or more incentive stock options granted to any participant may for the first time become exercisable as incentive stock options under the federal tax laws during any one calendar year shall not exceed $100,000.

         The exercise price for each stock option may be paid by the participant in cash or by such other means as the board of directors may authorize. Fractional shares are not to be issued upon exercise of a stock option. The board of directors may grant reload stock options in tandem with stock options that provide for an automatic grant of a stock option in the event a participant pays the exercise price of a stock option by delivery of common stock.

         The board of directors may, in its discretion, at any time after the grant of a stock option, accelerate vesting of such option as a whole or in part by increasing the number of shares then purchasable. However, the board of directors may not increase the total number of shares subject to an option.

         Subject to the foregoing and the other provisions of the 2001 Plan, stock options may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as determined by the board of directors.

         RESTRICTED STOCK. Restricted stock may be awarded by the board of directors subject to such terms, conditions and restrictions as it deems appropriate. Restrictions may include limitations on voting rights and transferability of the shares, restrictions based on the duration of employment or engagement with us, and the performance of both the individual and us. Restricted stock may not be sold or encumbered until all restrictions expire or are terminated. In this regard, our corporate Secretary or such other escrow holder as the board of directors may appoint shall retain physical custody of each certificate representing restricted stock until all restrictions imposed under the applicable Award Agreement shall expire or be removed.

         The board of directors may require a participant to pay us an amount at least equal to the par value of the common stock awarded to the participant in the 2001 Plan. Subject to any limitations imposed by the applicable Award Agreement, from the date a participant becomes the holder of record of restricted stock, a participant has all the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares.

         The 2001 Plan provides that to the extent the board of directors elects to grant an Award of restricted stock, the applicable Award Agreement shall, except in certain specified situations, provide us with the right to repurchase the restricted stock then subject to restrictions immediately upon a termination of employment or engagement for any reason whatsoever at a cash price per share equal to the price paid by the participant for the restricted stock.

         UNRESTRICTED STOCK. The board of directors may, in its discretion, grant an Award of unrestricted stock to any eligible participant in the 2001 Plan, pursuant to which the participant may receive shares of common stock free of any vesting restrictions under the 2001 Plan. The board of directors may also sell shares of unrestricted stock to eligible participants at a purchase price determined in its discretion. Unrestricted stock may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

         Each participant who has made an election to receive shares of unrestricted stock will have the right to defer receipt of up to 100% of such shares in accordance with rules established by the board of directors for that purpose and such election shall be effective on the later of six months and one day from the date of such election or the beginning of the next calendar year. The deferred unrestricted stock shall be entitled to receive dividend equivalent rights (as described below) settled in shares of common stock.

         PERFORMANCE STOCK AWARDS. The board of directors may make performance stock awards independent of or in connection with the granting of any other Award under the 2001 Plan. The board of directors shall determine whether and to whom performance stock awards shall be made, the performance criteria applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares. The board of directors may utilize any of the following performance criteria when granting performance stock awards:

         o    net income;

         o    pre-tax income;

         o    operating income;

         o    cash flow;

         o    earnings per share;

         o    return on equity;

         o    return on invested capital or assets;

         o    cost reductions or savings;

         o    funds from operations;

         o    appreciation in the fair market value of the common stock;

         o earnings before any one or more of the following: interest, taxes, depreciation or amortization; and

         o    such other criteria deemed appropriate by the board of directors.

         A participant receiving a performance stock award shall have the rights of a stockholder only as to shares actually received and not with respect to shares subject to the Award but not actually received. At any time prior to our termination of a participant's employment (or other business relationship) by the Company, the board of directors may, in its discretion, accelerate, waive or, subject to the other provisions of the 2001 Plan, amend any and all performance criteria specified under any performance stock award.

         DIVIDEND EQUIVALENT RIGHTS. Dividend equivalent rights permit a participant to receive credits based on cash dividends that would be paid on the shares of common stock specified in the dividend equivalent right (or other Award to which it relates) if such shares were held by the participant. Dividend equivalents credited to the holder of any dividend equivalent rights may be paid currently or may be deemed to be reinvested in additional shares of common stock, which may thereafter accrue additional equivalents. Dividend equivalent rights may be settled in cash, shares of common stock, or a combination of both.

         STOCK APPRECIATION RIGHTS. Stock appreciation rights entitle the holder, upon exercise of the right, to receive cash, common stock or a combination of both equal to the amount by which the fair market value of a share of our common stock on the date of exercise exceeds the exercise price of the stock appreciation right, multiplied by the number of shares of common stock covered by the stock appreciation right, or portion thereof, which is exercised.

The 2001 Plan specifically contemplates the granting of either Coupled Stock Appreciation Rights, or CSARs, which are related to a particular stock option and are only exercisable when and to the extent the related stock option is exercisable and Independent Stock Appreciation Rights, or ISARs, which are unrelated to any stock option.

         Stock appreciation rights may be granted in tandem with any other Award under the 2001 Plan. In the event a CSAR is granted, it will be exercisable only to the extent the related stock option is exercisable. The exercise of the CSAR will result in the termination, to the extent of such exercise, of the related stock option and vice versa.

EFFECT OF TERMINATION

         Unless provided otherwise in writing (which may be entered into at any time before or after termination of employment of the participant), in the event of the termination of a participant's engagement, all of the participant's unvested Awards shall terminate and all of the participant's unexercised Awards shall expire and become unexercisable as of the earlier of:

         o the date such Awards would have expired in accordance with their terms had the participant remained employed or otherwise engaged by us;

         o six months after the participant's engagement is terminated as a result of death or permanent disability; and

         o ninety days after the participant's engagement is terminated for any other reason.

         The board of directors may, in its discretion, designate shorter or longer periods to exercise Awards following a participant's termination of engagement; however, any shorter periods shall be effective only if provided for in the Award Agreement or if otherwise consented to by the affected participant. Awards may only be claimed to the extent that installments thereof had become exercisable on or before the date of termination of the engagement. Further, the board of directors may, in its discretion, elect to accelerate the vesting of all or any portion of any Awards that had not vested prior to the date of termination.

         Nothing in the 2001 Plan or any Award granted pursuant to it confers upon any participant any right to continue to be employed by us or to interfere in any way with our right to terminate the employment of any person at any time.

NON-TRANSFERABILITY

         No Award made under the 2001 Plan may be sold, pledged or otherwise assigned in any manner other than by will or the laws of descent and distribution or, subject to the consent of the board of directors, pursuant to a qualified domestic relations order, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.

CHANGE IN CONTROL

         The 2001 Plan provides that, in the event of a change in our control, outstanding Awards, whether or not vested, shall automatically terminate unless:

         o    the 2001 Plan is continued and the outstanding Awards assumed;

         o the outstanding Awards are substituted with new awards covering the securities of a successor entity; or

         o    the board of directors has otherwise provided for:

              o      the acceleration of the vesting of the Awards; and/or

              o the cancellation of the Awards and their automatic conversion into the right to receive the consideration payable to the holders of the common stock as a result of the change in control.

If the Awards terminate because none of the preceding actions were provided for, then each participant shall have the right, prior to the change in control event, to exercise the participant's Awards to the fullest extent, including any installments which had not previously vested.

SUSPENSION, DISCONTINUANCE, REVISION AND AMENDMENT OF THE PLAN

         The board of directors may at any time suspend, discontinue, revise or amend the 2001 Plan and the 2001 Plan as so revised or amended will govern all Awards granted thereunder, including those granted before such revision or amendment. The 2001 Plan acknowledges, however, that no revision or amendment will function to alter, impair or diminish any rights or obligations under any Award previously granted (without the written consent of the affected participant(s)).

FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of the principal federal income tax consequences of the grant and exercise of Awards under present law. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences.

         TAX WITHHOLDING. If a distribution is made under this 2001 Plan in cash, we will withhold taxes as required by law. If an Award is satisfied in the form of shares of the common stock, then no shares may be issued unless and until arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations applicable with respect to such Award.

         DEDUCTIBILITY OF AWARDS. Company deductions for Awards granted under the 2001 Plan are limited by Section 162(m) of the Internal Revenue Code of 1986 (the "Code") which generally limits the Company's deduction for non-performance based compensation to $1.0 million per year for the Company's CEO and its other four most highly compensated officers.

         INCENTIVE STOCK OPTIONS. Pursuant to the 2001 Plan, employees may be granted stock options that are intended to qualify as "incentive stock options" under the provisions of Section 422 of the Code. An optionee will not recognize any taxable income for federal income tax purposes upon receipt of an incentive stock option or, generally, at the time of exercise of an incentive stock option. The exercise of an incentive stock option generally will result in an increase in an optionee's taxable income for alternative minimum tax purposes.

         If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent "disqualifying disposition" (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee's tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a disqualifying disposition, the difference between the fair market value of the shares received on the date of exercise and the exercise price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee's tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term depending on the length of time the optionee held the shares.

         If the exercise price of an incentive stock option is paid in whole or in part with shares of common stock, no income, gain or loss generally will be recognized by the optionee with respect to the shares of common stock paid as the exercise price. However, if such shares of common stock were received upon the exercise of an incentive stock option, the use of those shares as payment of the exercise price will be considered a disposition for purposes of determining whether there has been a disqualifying disposition of those shares.

         Neither the Company nor any of its subsidiaries will be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a disqualifying disposition. If an amount is treated as compensation received by an optionee because of a disqualifying disposition, we or one of our subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

         NON-QUALIFIED STOCK OPTIONS. An optionee will not recognize any taxable income for federal income tax purposes upon receipt of a non-qualified stock option. Upon the exercise of a non-qualified stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the exercise price will be treated as compensation received by the optionee in the year of exercise. If the exercise price of a non-qualified stock option is paid in whole or in part with shares of common stock, (i) no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the exercise price, and (ii) no income, gain or loss will be recognized by the optionee with respect to the shares of common stock paid as the exercise price of the option. The fair market value of the remainder of the shares received upon exercise of the non-qualified stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise will be treated as compensation income received by the optionee on the date of exercise of the stock option. We or one of our subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

         RELOAD OPTION RIGHTS. An optionee should not recognize any taxable income for federal income tax purposes upon receipt of reload option rights, and a reload option should be treated as a non-qualified stock option.

         RESTRICTED STOCK. A recipient of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the Award, provided the shares are subject to restrictions (that is, they are non-transferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the Award in an amount equal to the fair market value of the shares on the date of the Award (less the amount paid by the recipient for such shares), determined without regard to the restrictions. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse (less the amount paid by the recipient for such shares) will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. We or one of our subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

         UNRESTRICTED STOCK. Any shares of common stock received pursuant to an Award of unrestricted stock will be treated as compensation income received by the recipient generally in the year in which the recipient receives such shares.

In each case, the amount of compensation income will equal the fair market value of the shares of common stock on the date compensation income is recognized (less the amount, if any, paid by the recipient for such shares). We or one of our subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

         PERFORMANCE STOCK AWARDS. A recipient of a performance stock award will not recognize any taxable income for federal income tax purposes upon receipt of the Award. Any shares of our common stock received pursuant to the Award will be treated as compensation income received by the recipient generally in the year in which the recipient receives such shares of our common stock. The amount of compensation income will equal the fair market value of the shares of our common stock on the date compensation income is recognized. We or one of our subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

         DIVIDEND EQUIVALENT RIGHTS. A recipient of dividend equivalent rights will not recognize any taxable income for federal income tax purposes upon receipt of the Award. Any cash received pursuant to an Award will be treated as compensation income received by the recipient generally in the year in which the recipient receives such cash. The amount of compensation income will equal the amount of cash received. We or one of our subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

         STOCK APPRECIATION RIGHTS. Recipients of stock appreciation rights do not recognize income upon the grant of such rights. When a participant elects to receive payment on an SAR, the participant recognizes ordinary income in an amount equal to the cash and fair market value of shares of common stock received, and we or one of our subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

         OTHER TAX MATTERS. The exercise by a recipient of a stock option, the lapse of restrictions on restricted stock, or the deemed earnout of performance stock awards following the occurrence of a change in control, in certain circumstances, may result in:

         o a 20% federal excise tax (in addition to federal income tax) to the recipient on certain payments of common stock or cash resulting from such exercise or deemed earnout of performance stock awards or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse; and

         o the loss of a compensation deduction which would otherwise be allowable to us or one of our subsidiaries as explained above.

                                     ITEM 3.
                      RATIFICATION OF INDEPENDENT AUDITORS

         The board of directors has appointed Grassi & Co., CPAs, P.C. ("Grassi & Co.") to serve as our independent auditors for the fiscal year ending October 31, 2002 and is soliciting your ratification of that appointment.

         Grassi & Co. (formerly Tabb, Conigliaro & McGann, P.C.) has served as our independent auditors since November 1999. In their role as independent auditors, they report on our financial statements. They also assist us with due diligence activities in connection with our acquisitions and provide general accounting and tax consulting. Representatives of Grassi & Co. will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         Your ratification of the Board's selection of Grassi & Co. is not necessary because the board of directors has responsibility for selection of our independent auditors. However, the board of directors and the Audit Committee will take your vote on this proposal into consideration when selecting our independent auditors in the future.

         Grassi & Co. has informed us that neither the firm nor any of its members or associates has any direct financial interest or material indirect financial interest in us or our affiliates. During the fiscal year ended October 31, 2001, we were billed the following fees by Grassi & Co.:

         AUDIT FEES. The aggregate fees billed by Grassi & Co. to us for professional services rendered for the audit of our annual financial statements for our fiscal year ended October 31, 2001 and the reviews of the unaudited financial statements included in our quarterly reports on Form 10-Q for 2001 were $100,000.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Grassi & Co. billed no fees to us for the professional services described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X (financial information systems design and implementation services). Grassi & Co. rendered no such services to us for the fiscal year ended October 31, 2001.

         ALL OTHER FEES. The aggregate fees billed by Grassi & Co. to us for professional services rendered for the fiscal year ended October 31, 2001, other than Audit Fees and Financial Information Systems Design and Implementation Fees described in the preceding two paragraphs, were $24,000 for non-financial statement audit services such as due diligence procedures associated with mergers and acquisitions; $28,000 for tax services; and $12,000 for other regulatory filings. The Audit Committee of the board of directors has concluded that the provision of these non-audit services is compatible with maintaining Grassi & Co.'s independence.

         We recommend a vote FOR the ratification of Grassi & Co. as our independent auditors for the current fiscal year.

AUDIT COMMITTEE REPORT

         The Audit Committee's responsibilities are set forth in the Audit Committee Charter. The Audit Committee assists the full board of directors in fulfilling its oversight responsibilities. Our management prepares financial statements and establishes the system of internal control.

         In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management, including a discussion of the acceptability as well as the appropriateness, of significant accounting principles. The Audit Committee also reviewed with management the reasonableness of significant estimates and judgments made in preparing the financial statements as well as the clarity of the disclosures in the financial statements.

         The Audit Committee reviewed with our independent accountants, Grassi & Co., its judgments as to the acceptability as well as appropriateness of the Company's application of accounting principles. Grassi & Co. has the responsibility for expressing an opinion on the conformity of the Company's audited financial statements with U.S. generally accepted accounting principles. The Audit Committee also discussed with Grassi & Co. matters required to be discussed under Statement on Auditing Standards No. 61 (Communicating with Audit Committees).

         In addition, the Audit Committee discussed with Grassi & Co. its independence from management and the Company, the matters included in the written disclosures required by the Independence Standards Board, and the impact on auditor independence of non-audit related services provided to us by Grassi & Co. during the 2001 fiscal year. The Committee concluded that Grassi & Co. is independent from the Company and its management.

         The Audit Committee discussed with Grassi & Co. the overall scope and plans for its audit. The Audit Committee meets with Grassi & Co. with and without management present to discuss the results of its audits, its opinions of the Company's system of internal controls, and the overall quality of the Company's financial reporting.

         The Audit Committee held five meetings in fiscal 2001.

         In reliance on the reviews and discussions noted above, the Audit Committee recommended to the full board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2001 for filing with the SEC. The Audit Committee and the full board of directors have also recommended the selection of Grassi & Co. as the Company's independent accountants for 2002.

         Ivan Berkowitz (Chair)                        Bruce Brown

                ADDITIONAL INFORMATION CONCERNING OUR MANAGEMENT

EXECUTIVE OFFICERS

         Below are the names and ages of our executive officers and a brief description of their prior experience.

         THOMAS J. COOPER         AGE 53, CHIEF EXECUTIVE OFFICER. See biography
                                  of Mr. Cooper on page 4.

         RAY WILLENBERG, JR.      AGE 50, CHAIRMAN OF THE BOARD AND EXECUTIVE
                                  VICE PRESIDENT. See biography of Mr.
                                  Willenberg on page 4.

         C. RICH WILSON III       AGE 33, VICE PRESIDENT AND SECRETARY. See
                                  biography of Mr. Wilson on page 4.

         JOHN HOWELL              AGE 55, EXECUTIVE VICE PRESIDENT. See
                                  biography of Mr. Howell on page 4.

         THOMAS J. SWEENEY        AGE 51, CHIEF FINANCIAL OFFICER. Mr. Sweeney
                                  has served as our Chief Financial Officer since April 2001. He holds a B.B.A. in Accounting and a M.B.A. from The University of Texas at Austin. He is also a Certified Public
                                  Accountant licensed in the state of Texas.
                                  Since July of 2000, Mr. Sweeney has been a partner in Tatum CFO Partners LLP. From
                                  November 2000 through March 2001 he served as Chief Financial Officer of Mitchell
                                  International, a provider of data and software for the insurance and automotive collision repair industries. During 2000, Mr. Sweeney served as Chief Financial Officer of Edapta,
                                  Inc. an Internet startup company providing personalized graphical user interfaces for special applications. From February 1994 through 1999, Mr. Sweeney served as Chief
                                  Financial Officer of Coral Biotechnology,
                                  Inc., a company that he co-founded, which manufactures and sells a line of automated diagnostics products to the clinical laboratory market.

EXECUTIVE COMPENSATION

         For services rendered during the fiscal year ended October 31, 2001, four executive officers received cash compensation in excess of $100,000. The following table contains information regarding all annual cash compensation paid to such individuals, including our Chief Executive Officer, for the fiscal years ended October 31, 1999, 2000 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                            SECURITIES
                                                                           OTHER ANNUAL     UNDERLYING
NAME AND PRINCIPAL POSITION(S)       YEAR       SALARY         BONUS       COMPENSATION     OPTIONS (#)
------------------------------       -----      ------         -----       ------------     -----------
Ray Willenberg, Jr.,                  2001     $ 229,167     $      --    $       --            20,000
Chairman of the Board,                2000       190,417            --       112,500(1)        750,000
   Chief Executive Officer,           1999        62,500            --       127,500(2)             --
   and President


C. Rich Wilson III                    2001       149,580            --            --            20,000
Vice President, Secretary and         2000        62,500            --            --           125,000
   Director                           1999            --            --            --                --


Allan Blevins(3)                      2001       156,575            --            --                --
Chief Operating Officer               2000       148,933        12,500            --                --
                                      1999            --            --            --                --


Michael Shepperd(4)                   2001       156,575            --            --                --
Chief Technology Officer              2000       148,933        12,500            --                --
                                      1999            --            --            --                --

----------------------


(1) Represents the issuance to Mr. Willenberg in November 1999 of 562,500 shares of cmon stock valued at $0.20 per share.
(2) Represents the issuance to Mr. Willenberg of 796,875 shares of common stock valued at $0.16 per share.
(3) Mr. Blevins' employment with us began in February 2000 and ended in August 2001.
(4) Mr. Shepperd's employment with us began in February 2000 and ended in August 2001.

         In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of these perquisites and other personal benefits was less than the lesser of $50,000 or 10% of annual salary and bonuses for the named executive officers.

         STOCK OPTIONS GRANTED DURING THE YEAR ENDED OCTOBER 31, 2001. The following table contains information regarding the stock options granted in the last fiscal year to the persons named in the Summary Compensation Table (the "named executive officers").


                                      OPTION GRANTS IN THE LAST FISCAL YEAR

                                                  PERCENT OF TOTAL
                          NUMBER OF SECURITIES    OPTIONS GRANTED TO    EXERCISE OR
                               UNDERLYING            EMPLOYEES IN       BASE PRICE     EXPIRATION       GRANT DATE
          NAME             OPTIONS GRANTED (#)       FISCAL YEAR         ($/SHARE)        DATE       PRESENT VALUE(1)
          ----             -------------------       -----------         ---------        ----       ----------------
Ray Willenberg, Jr.              20,000                 21.97%             $3.92         3/5/11         $ 75,600
C. Rich Wilson III               20,000                 21.97%             $3.92         3/5/11           75,600
Allan Blevins                      --                    --                 --             --              --
Michael Shepperd                   --                    --                 --             --              --
-------------------

(1) In accordance with SEC rules, the Black-Sholes option pricing model was chosen to estimate the grant date present value of the options in this table. New Visual's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Sholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the grant date present value for the options granted: expected life of this option of three years, volatility at 33.0%, dividend yield of 0.0% and discount rate of 5.5%.

         YEAR-END OPTION VALUES. The named executive officers did not exercise any stock options during the year ended October 31, 2001. The following table presents information concerning the value of unexercised options as of October 31, 2001 held by the named executive officers.

                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                  AND FISCAL YEAR-END OPTION VALUES
                                                            NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                           OPTIONS AT FY-END (#)             OPTIONS AT FY-END
                                                        ----------------------------   ----------------------------
                           SHARES
                        ACQUIRED ON        VALUE
        NAME            EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
        ----            ------------    ------------    -----------    -------------   -----------    -------------
Ray Willenberg, Jr.         --              --              387,500       382,500          $0             $0
C. Rich Wilson III          --              --               75,000        70,000           0              0
Allan Blevins               --              --                --             --             --            --
Michael Shepperd            --              --                --             --             --            --

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

         RAY WILLENBERG, JR. On February 11, 2000, we entered into an employment agreement with Ray Willenberg, Jr., our Chief Executive Officer during the 2001 fiscal year. The agreement began on April 1, 2000 for a three year term and provided for Mr. Willenberg to receive an initial base salary of $250,000 with annual increases of $50,000 each April. Mr. Willenberg agreed to forego this increase in 2001. On March 22, 2002, in connection with the hiring of Thomas Cooper as our Chief Executive Officer, we entered into a new employment agreement with Mr. Willenberg. Pursuant to this new agreement, Mr. Willenberg agreed to continue to serve as our Chief Executive Officer until June 1, 2002 and to serve as an Executive Vice President thereafter. Under the terms of the new agreement, Mr. Willenberg will continue to serve as our Chairman of the Board and as the President of our wholly-owned subsidiary, NV Entertainment, Inc. Mr. Willenberg is entitled to receive a base salary of $175,000 per year. He is also entitled to an annual bonus based upon the annual revenues we receive in connection with our feature film production, currently titled STEP INTO LIQUID, and the gross proceeds we receive from sales of our equity or debt securities obtained as a result of Mr. Willenberg's personal efforts.

         Mr. Willenberg may be terminated for "cause," as defined in his employment agreement. If Mr. Willenberg is terminated without "cause" or leaves New Visual for "good reason," each as defined in the agreement, he will receive a severance payment equal to two years of his base salary on the date of his termination.

         If Mr. Willenberg is terminated without cause or with good reason within one year after a "change of control," as defined in the agreement, he will receive a severance payment equal to two years of his base salary and an amount equal to two times the amount of his last bonus received.

         THOMAS J. COOPER. On March 22, 2002, we entered into an employment agreement with Thomas J. Cooper to serve as our Chief Executive Officer commencing June 1, 2002. Mr. Cooper's agreement, which is for a three-year term, began on March 22, 2002 and will be automatically renewed for successive one year terms unless earlier terminated pursuant to the terms of the agreement or with sixty days' notice prior to the end of a term. The agreement provides for Mr. Cooper to receive an annual base salary of $250,000 per year, commencing June 1, 2002. Prior to that date, the agreement provided for Mr. Cooper to receive a base salary of $125,000 per year. Mr. Cooper is also entitled to an annual bonus, payable in cash or stock, in the discretion of the Board. In addition, the agreement provided for Mr. Cooper to receive an option to purchase 1,500,000 shares of our common stock. The terms of Mr. Cooper's option are described below under the heading "Certain Relationships and Related Transactions."

         If Mr. Cooper is terminated without "cause," leaves New Visual for "good reason" or is terminated upon a "change in control" he will receive severance identical to that provided for in Mr. Willenberg's contract described above.

         C. RICH WILSON III. On February 25, 2002, we entered into an employment agreement with C. Rich Wilson III to serve as our Vice President and Secretary. This agreement commenced March 1, 2002 and is for a one-year term, which will be automatically renewed for successive one-year terms unless earlier terminated pursuant to the terms of the agreement or with sixty days notice prior to the end of its term. Under the agreement, Mr. Wilson's base salary is $160,000 per year. Mr. Wilson is also entitled to an annual bonus, payable in cash or stock, in the discretion of the Board, and an annual bonus based upon the annual revenues we receive in connection with our feature film production, currently titled STEP INTO LIQUID.

         Mr. Wilson may be terminated for "cause" as defined in his employment agreement. If Mr. Wilson is terminated without "cause" or leaves New Visual for "good reason," each as defined in the agreement, he will receive a severance payment equal to the longer of that period of time remaining in his employment agreement or nine months.

         If Mr. Wilson is terminated without cause or with good reason within one year after a "change of control," as defined in the agreement, he will receive a severance payment equal to two years of his base salary plus an amount equal to two times the amount of his last bonus received.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         There are no compensation committee interlocks between the members of our Compensation Committee and any other entity. During the fiscal year ended October 31, 2001, our Compensation Committee was comprised of Ivan Berkowitz, Lilly Beter and Celso B. Suarez, Jr. Since that time, Ms. Beter and Mr. Suarez have resigned from our board of directors. At present, Thomas J. Cooper, Bruce Brown and Ivan Berkowitz are the members of the Compensation Committee. None of the members of the Compensation Committee (a) was an officer or employee of ours or any of our subsidiaries during the last fiscal year; (b) was formerly an officer of ours or any of our subsidiaries; or (c) had any relationship with us or any of our subsidiaries during the last fiscal year requiring disclosure under Item 404 of Regulation S-K.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee consists of Thomas J. Cooper, Ivan Berkowitz and Bruce Brown. Mr. Cooper serves as the Committee's Chairman. The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding all forms of compensation to be provided to the Company's named executive officers, including stock compensation and bonuses. Mr. Cooper and Mr. Brown became members of the Compensation Committee in March 2002, replacing Lilly Beter and Celso B. Suarez, Jr., who no longer serve as members of the board of directors.

         COMPENSATION PHILOSOPHY AND POLICIES. The policy of the Compensation Committee is to attract and retain key personnel through the payment of competitive base salaries and to encourage and reward performance through bonuses and stock ownership. The Compensation Committee's objectives are to ensure that:

         o there is an appropriate relationship between executive compensation and the creation of stockholder value;

         o the total compensation program will motivate, retain and attract quality executives; and

         o current cash and equity incentives are competitive with comparable companies.

         ELEMENTS OF COMPENSATION. Compensation for officers and key executives includes:

         o    Annual cash compensation in the form of base salary;

         o    Discretionary bonuses;

         o    Equity elements through the issuance of stock and stock options;
              and

         o    Employee benefits, such as health insurance.

         Cash compensation consists of base salary, which is determined based upon the level of responsibility, expertise and experience of the executive and the competitive conditions of the industry.

         Ownership of New Visual's common stock is a key element of executive compensation. The Compensation Committee believes that a significant portion of executive compensation should be dependent upon the value created for the stockholders. Officers and other employees of New Visual are eligible to participate in the Company's 2000 Plan. This plan allows the Board to grant stock options to employees on such terms as the Board may determine. In addition, employees may be granted stock awards or stock options outside of the Plan. In fiscal year 2001, the board of directors granted a total of 60,000 options to executive officers of the Company with an exercise price of $3.92, the fair market value of our common stock on the grant date.

         Executive officers also receive benefits generally available to all employees of the Company (such as health insurance).

         2001 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER. The Company's Chief Executive Officer during 2001, Ray Willenberg, Jr., entered into an employment agreement with the Company in 2000, which provided for a base salary of $250,000 in 2000, and annual increases to this base of $50,000 per year. Mr. Willenberg's employment agreement also provided that the board of directors may grant to Mr. Willenberg a discretionary bonus. In light of the Company's financial condition and results of operations, the Committee determined not to grant cash bonuses to any of the named executive officers, including Mr. Willenberg, for 2001, and asked Mr. Willenberg to forego the $50,000 annual pay increase provided for in his employment agreement. Mr. Willenberg agreed to forego his pay increase for 2001. Options to purchase 20,000 shares of our common stock were granted to Mr. Willenberg by the entire board of directors in March 2001 with an exercise price of $3.92 per share, which represented the market price of the Company's common stock on the date of grant. Mr. Willenberg stepped down as our Chief Executive Officer effective June 1, 2002. He remains our Chairman and is currently an Executive Vice President of the Company.

       Ivan Berkowitz          Bruce Brown              Thomas J. Cooper (Chair)

EQUITY COMPENSATION PLAN INFORMATION

         We have two compensation plans (excluding individual stock option grants outside of such plans) under which our equity securities are authorized for issuance to employees, directors and consultants in exchange for services - the 2000 Omnibus Securities Plan (the "2000 Plan"), which was adopted by our shareholders at our 2000 Annual Meeting, and the 2001 Stock Incentive Plan (the "2001 Plan"), which was adopted by our board of directors on August 30, 2002 and is proposed for shareholder ratification at our 2002 Annual Meeting.

         The following table presents information as of the end of our 2001 fiscal year with respect to compensation plans under which equity securities were authorized for issuance, including the 2000 Plan, the 2001 Plan and agreements granting options or warrants outside of these plans.

                                     (a)                        (b)                              (c)
-------------------------- ------------------------- -------------------------- --------------------------------------
      PLAN CATEGORY        NUMBER OF SECURITIES TO       WEIGHTED-AVERAGE          NUMBER OF SECURITIES REMAINING
                           BE ISSUED UPON EXERCISE       EXERCISE PRICE OF       AVAILABLE FOR FUTURE ISSUANCE UNDER
                           OF OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,     EQUITY COMPENSATION PLANS (EXCLUDING
                              WARRANTS OR RIGHTS        WARRANTS OR RIGHTS       SECURITIES REFLECTED IN COLUMN (a))
-------------------------- ------------------------- -------------------------- --------------------------------------
Equity compensation
plans approved by                  512,250                     $3.92                          1,987,750
security holders
-------------------------- ------------------------- -------------------------- --------------------------------------
Equity compensation
plans not approved by             8,393,693                    $2.00                             -0-
security holders
-------------------------- ------------------------- -------------------------- --------------------------------------
Total                             8,905,943                    $2.24                          1,987,750
-------------------------- ------------------------- -------------------------- --------------------------------------

         NON-SHAREHOLDER APPROVED PLANS. The material terms of our 2001 Plan, which is proposed for ratification by the shareholders at this meeting, can be found under Item 2 of this Proxy Statement, "Ratification of Our 2001 Stock Incentive Plan." The following is a description of options and warrants to purchase shares of our common stock that we have granted to employees, directors, advisory directors, consultants and investors outside of the 2000 Plan and 2001 Plan.

         As of the record date, we have outstanding options and warrants to purchase an aggregate of 7,398,318 shares of our common stock that were granted outside of the 2000 Plan. Of this number, options to acquire 1,442,500 shares were granted during fiscal 2000 to eight present or former directors, officers, employees and advisory directors at exercise prices ranging from $4.00 to $4.40. These options expire five years from their grant date. 275,000 of these options vested immediately. 1,027,500 of the options vest in four equal annual installments, with one quarter vesting upon issuance. Of the remaining options, 35,000 vested immediately and the remainder vested in six quarterly installments of 17,500 shares each.

         We have outstanding options to purchase 375,000 shares of common stock that were granted during fiscal 2001 outside of the 2000 Plan. These options, which expire ten years from their grant date, were granted to five advisory directors at exercise prices ranging from $1.07 to $4.00. 275,000 of these options vested immediately. The remainder vested one-half immediately and the remainder in three annual installments.

         During fiscal 2002, we granted options to purchase an aggregate of 2,425,000 shares outside of the 2000 Plan to five directors, executive officers and consultants. These options expire ten years from their grant date. 500,000 of the options have an exercise price of $0.39 and vested 50% on the grant date and the remainder in four quarterly installments. The remaining options have an exercise price of $1.02. 1,500,000 of these options vest over 12 quarterly installments of 125,000 each, 250,000 vest in five equal installments between April 2002 and February 2003, and 175,000 of the options vested on the grant date.

         There are outstanding warrants to purchase an aggregate of 1,408,000 shares of common stock that we granted outside of the 2000 Plan during fiscal 2000 to one consultant and eight investors. All of these warrants expire three years after grant. The consultant's warrants cover 50,000 shares at an exercise price of $7.00, 50,000 shares at an exercise price of $8.50, 50,000 shares at an exercise price of $10.00, and 50,000 shares at an exercise price of $11.50. 1,000,000 of the investors' warrants have an exercise price of $6.00 and the remaining 208,000 have an exercise price equal to the lesser of $6.00 or 50% of our market price at the time of exercise.

         During fiscal 2001, we granted to two consultants and 16 investors warrants to purchase an aggregate of 1,247,818 shares of common stock outside of the 2000 Plan. The consultants' warrants relate to a total of 1,100,000 shares, expire five years after grant and have exercise prices of $2.50 (as to 550,000 shares), $5.00 (as to 275,000 shares) and $10.00 (as to 275,000 shares). The investors' warrants have a three year term and were at exercise prices of $4.02 (as to 87,357 shares) and $5.10 (as to 60,461 shares).

         During fiscal 2002, we granted to three consultants warrants to purchase an aggregate of 500,000 shares of common stock outside of the 2000 Plan. 200,000 of these warrants have an exercise price of $0.51 and expire in May 2003. The remaining warrants have a three year term and exercise prices as follows: $0.75 as to 50,000 shares, $1.25 as to 50,000 shares, $1.75 as to 100,000 shares, and $2.25 as to 100,000 shares.

STOCK PERFORMANCE GRAPH

         The graph below compares the cumulative total shareholder return on New Visual Corporation's common stock for the period from May 23, 1997 through October 31, 2001 with the cumulative total return over the same period of the Russell 2000 Index and the line-of-business index for semiconductors and related devices (SIC Code 3674) published by Media General Financial Services. The line-of-business index replaces the S&P Small Cap 600 Index and the Wilshire 5000 Index, which we included in last year's proxy statement. SEC rules require us to include comparative performance data for a broad equity market index and a published industry or line-of-business index or company-selected peer group.

         We believe the semiconductors and related devices line-of-business index is an appropriate comparison to our current business, and should replace the additional market indices we included last year in lieu of a line-of-business index. For comparative purposes, the graph also shows cumulative shareholder returns from 1997 to 2001 for the S&P Small Cap 600 Index and the Wilshire 5000 Index.

         Assuming that the value of the investment in our common stock and each index was $100 on May 23, 1997, and that all dividends were reinvested, the graph compares our cumulative total return with each of these referent indices plotted on an annual basis.

                             CUMULATIVE TOTAL RETURN

[cumulative total return graph here]


                            5/23/97    10/31/97      10/30/98     10/29/99      10/31/00     10/31/01
                            -------    --------      --------     --------      --------     --------
New Visual                     $100        $103           $25         $265          $821          $58
SIC Code Index                  100          99           100          214           295          137
Russell 2000                    100         115           101          114           133          114
S&P Small Cap 600               100         117           104          115           143          133
Wilshire 5000                   100         112           128          161           174          130


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         OPTION AND STOCK GRANTS TO DIRECTORS. On March 5, 2001, we issued our directors options to acquire an aggregate of 350,000 shares of our common stock at an exercise price of $3.92. The options were all granted under our 2000 Plan. In June 2001, we granted our Vice Chairman, Ivan Berkowitz, 500,000 restricted shares of our common stock. See "Compensation of Directors."

         In February 2002, we issued Messrs. Brown, Berkowitz, Willenberg and Wilson options to acquire an aggregate of 1,250,000 shares of common stock at an exercise price of $0.42 per share. The options, which were granted under our 2000 Plan, expire on February 25, 2012. Twenty-five percent of the options vested on April 30, 2002, and the remainder vest in equal installments over our next three fiscal quarters.

         In February 2002, when he entered into a consulting agreement with us, we granted Mr. Cooper an option to purchase 500,000 shares of common stock at an exercise price of $0.39 per share. One-half of these options vested immediately, and the remainder vest in equal installments of 62,500 in May, August and

November 2002 and February 2003. In March, when Mr. Cooper entered into an employment agreement with us to become our Chief Executive Officer, we granted him an option to purchase an additional 1,500,000 shares at an exercise price of $1.02 per share. These options vest at the rate of 125,000 per quarter, on the first day of March, June, September and December, beginning June 1, 2002.

         In consideration of their past services to New Visual, on March 1, 2002, we issued C. Rich Wilson and John Howell, respectively, 250,000 and 235,000 shares of common stock. Mr. Howell also received a restricted stock award of 500,000 shares.

         JOHN HOWELL. In January 2002, we entered into an employment agreement with John Howell to serve as our Executive Vice President. The agreement became effective January 1, 2002 and is for a one-year term. Under the agreement, Mr. Howell receives an annual base salary of $125,000 per year.

         In September 2001 and January 2002, Mr. Howell gave us two promissory notes (the "Howell Notes"), whereby Mr. Howell agreed to repay loans we made to him totaling $160,214.72. The Howell Notes are payable on demand; however, pursuant to the terms of Mr. Howell's employment agreement, as an annual bonus, one-fourth of the principal and accrued interest owed on the Howell Notes will be forgiven on each anniversary of Mr. Howell's employment under the employment agreement. Pursuant to the employment agreement, Mr. Howell may be terminated by us at any time for "cause," as defined in the agreement. In the event Mr. Howell is terminated without "cause," leaves for "good reason," or is terminated as a result of a "Change in Control," each as defined in the agreement, any amounts owed by Mr. Howell under the Howell Note will be forgiven by New Visual. In the event Mr. Howell is terminated or leaves our employment for any other reason, the Howell Note will be due and payable in full, upon demand.

                   ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

         SHAREHOLDER PROPOSALS. Our bylaws provide that shareholder proposals and director nominations by shareholders may be made in compliance with certain advance notice, informational and other applicable requirements. With respect to shareholder proposals (concerning matters other than the nomination of directors), the individual submitting the proposal must file a WRITTEN NOTICE with the Secretary of New Visual at 5920 Friars Road, Suite 104, San Diego, California 92108 setting forth certain information, including the following:

         o a brief description of the business desired to be bought before the meeting and the reasons for conducting that business at the meeting;

         o    the name and address of the proposing shareholder;

         o the number of shares of common stock beneficially owned by the proposing shareholder; and

         o any material interest of the proposing shareholder in such business.

The notice must be delivered to the Secretary (1) at least 30, but no more than 60, days before any scheduled meeting or (2) if less than 40 days notice or prior public disclosure of the meeting is given, by the close of business on the 10th day following the giving of notice or the date public disclosure was made, whichever is earlier.

         BOARD NOMINATIONS. A shareholder may recommend a nominee to become a director of New Visual by giving the Secretary of New Visual (at the address set forth above) a WRITTEN NOTICE setting forth the following information concerning each person the shareholder proposes to nominate:

         o    the name, age, business address and residence of the person;

         o    the principal occupation or employment of the person;

         o the number of shares of common stock beneficially owned by the person; and

         o any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules of the SEC.

         The shareholder's notice must also contain the following information concerning the proposing shareholder:

         o    the name and record address of the proposing shareholder; and

         o the number of shares of common stock beneficially owned by the proposing shareholder.

Such nominations must be made pursuant to the same advance notice requirements for shareholder proposals set forth in the preceding section.

         GENERALLY. Our annual meetings are held each year at a time and place designated by our board of directors in the notice of the meeting. Copies of our bylaws are available upon written request made to the Secretary of New Visual at the above address. The requirements described above do not supersede the requirements or conditions established by the SEC for shareholder proposals to be included in our proxy materials for a meeting of shareholders. The chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and our bylaws.


         ---------------------------------------------------------------

            PLEASE TAKE A MOMENT NOW TO VOTE. PLEASE SIGN AND RETURN
           YOUR PROXY CARD OR FOLLOW THE PROCEDURES ON THE PROXY CARD
                  FOR VOTING OVER THE INTERNET OR BY TELEPHONE.

                                   THANK YOU.

         ---------------------------------------------------------------

                                                                      Appendix A




                             NEW VISUAL CORPORATION
                            2001 STOCK INCENTIVE PLAN









                        ADOPTED EFFECTIVE AUGUST 30, 2001

                                                                      Appendix A


                             NEW VISUAL CORPORATION


                            2001 STOCK INCENTIVE PLAN

             -------------------------------------------------------




1.       PURPOSE OF PLAN

The Company has adopted this Plan to promote the interests of the Company, its Affiliated Entities and its stockholders by using investment interests in the Company to attract, retain and motivate its management and other persons, including officers, directors, key employees and certain consultants, to encourage and reward such persons' contributions to the performance of the Company and to align their interests with the interests of the Company's stockholders. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Article 13.

2.       EFFECTIVE DATE AND TERM OF PLAN

         2.1. TERM OF PLAN. This Plan became effective as of the Effective Date and shall continue in effect until the Expiration Date, at which time this Plan shall automatically terminate.

         2.2. EFFECT ON AWARDS. Awards may be granted during the Plan Term, but no Awards may be granted after the Plan Term. Notwithstanding the foregoing, each Award properly granted under this Plan during the Plan Term shall remain in effect after termination of this Plan until such Award has been exercised, terminated or expired, as applicable, in accordance with its terms and the terms of this Plan.

         2.3. STOCKHOLDER APPROVAL. This Plan shall be submitted to the Company's stockholders for approval within 12 months after the Effective Date. The effectiveness of any Incentive Stock Option awards granted prior to such stockholder approval shall be specifically subject to, and conditioned upon, such stockholder approval. In addition, no Award shall constitute Performance-Based Compensation unless and until this Plan has been approved by the Company's stockholders.

3.       SHARES SUBJECT TO PLAN

         3.1. NUMBER OF SHARES. The maximum number of shares of Common Stock reserved and available for issuance under this Plan shall be 2,500,000, subject to adjustment as set forth in Section 3.4.

         3.2. SOURCE OF SHARES. The Common Stock to be issued under this Plan will be made available, at the discretion of the Board, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including without limitation, shares purchased on the open market.

         3.3. AVAILABILITY OF UNUSED SHARES. Shares of Common Stock underlying unexercised, unearned or yet-to-be acquired portions of any Award granted under this Plan that expire, terminate or are canceled, and shares of Common Stock issued pursuant to Awards under this Plan that are reacquired by the Company pursuant to the terms under which such shares were issued, will again become available for the grant of further Awards under this Plan. Notwithstanding the provisions of this Section 3.3, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the IRC.

                                                                      Appendix A

3.4.     ADJUSTMENT PROVISIONS

                  (a) If (i) the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment may be made in (1) the maximum number and kind of shares or securities available for issuance under this Plan, (2) the number and kind of shares or other securities that can be granted to any one individual Recipient under his or her Awards, (3) the number and kind of shares or other securities subject to then outstanding Awards under this Plan, and/or (4) the price for each share or other unit of any other securities subject to then outstanding Awards under this Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of securities comprising such Awards) as to which such Awards remain exercisable.

                  (b) No fractional interests will be issued under this Plan resulting from any adjustments, but the Administering Body, in its sole discretion, may make a cash payment in lieu of any fractional shares of Common Stock issuable as a result of such adjustments.

                  (c) To the extent any adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administering Body, whose determination in that respect shall be final, binding and conclusive.

                  (d) The grant of Awards pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                  (e) No adjustment to the terms of an Incentive Stock Option shall be made unless such adjustment either (i) would not cause such Incentive Stock Option to lose its status as an incentive stock option under the provisions of the IRC or (ii) is agreed to in writing by the Administering Body and the Recipient.

         3.5. SUBSTITUTE AWARDS. The Administering Body may grant Awards under this Plan in substitution for stock and stock based Awards held by employees of another corporation who become employees of the Company or a Subsidiary Corporation as a result of a merger or consolidation of the employing corporation with the Corporation or a Subsidiary Corporation or the acquisition by the Company or a Subsidiary Corporation of property or stock of the employing corporation. The Administering Body may direct that the substitute Awards be granted on such terms and conditions as the Administering Body considers appropriate in the circumstances.

                                                                      Appendix A

4.       ADMINISTRATION OF PLAN

         4.1. ADMINISTERING BODY

                  (a) Subject to the provisions of Section 4.1(b)(ii), this Plan shall be administered by the Board or by the Stock Plan Committee of the Board appointed pursuant to Section 4.1(b). The Stock Plan Committee may (but is not required to be), in the discretion of the Board, the same as the compensation committee of the Board.

                  (b)(i) The Board in its sole discretion may from time to time appoint a Stock Plan Committee of not less than two (2) Board members to administer this Plan and, subject to applicable law, to exercise all of the powers, authority and discretion of the Board under this Plan. The Board may from time to time increase or decrease (but not below two (2)) the number of members of the Stock Plan Committee, remove from membership on the Stock Plan Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Stock Plan Committee, whether caused by removal, resignation or otherwise. The Board may disband the Stock Plan Committee at any time and thereby revest in the Board the administration of this Plan.

                           (ii) Notwithstanding the foregoing provisions of this
                  Section 4.1(b) to the contrary, upon becoming and so long as the Company remains an Exchange Act Registered Company and has not, by action of the Board, elected to opt out of the provisions of this Section 4.1(b)(ii), (1) the Board shall appoint the Stock Plan Committee, (2) this Plan shall be administered by the Stock Plan Committee and (3) each member of the Stock Plan Committee shall be a Non-employee Director, and, in addition, if Awards are to be made to persons subject to Section 162(m) of the IRC and such Awards are intended to constitute Performance-Based Compensation, then each member of the Stock Plan Committee shall, in addition to being a Non-employee Director, be an Outside Director.

                           (iii) The Stock Plan Committee shall report to the
                  Board the names of Eligible Persons granted Awards, the precise type of Award granted, the number of shares of Common Stock issuable pursuant to such Award and the terms and conditions of each such Award.

         4.2. AUTHORITY OF ADMINISTERING BODY.

                           (a) Subject to the express provisions of this Plan,
                  the Administering Body shall have the power to interpret and construe this Plan and any agreements or other documents defining the rights and obligations of the Company and such Eligible Persons who have been granted Awards hereunder and thereunder, to determine all questions arising hereunder and thereunder, to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable, and otherwise to carry out the terms of this Plan and such agreements and other documents. The interpretation and construction by the Administering Body of any provisions of this Plan or of any Award shall be conclusive and binding. Any action taken by, or inaction of, the Administering Body relating to this Plan or any Award shall be within the absolute discretion of the Administering Body and shall be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Administering Body may act in its absolute discretion in matters related to this Plan and any and all Awards.

                                                                      Appendix A

                           (b) Subject to the express provisions of this Plan,
                  the Administering Body may from time to time, in its discretion, select the Eligible Persons to whom, and the time or times at which, such Awards shall be granted, the nature of each Award, the number of shares of Common Stock that comprise or underlie each Award, the period for the purchase or exercise of each Award, as applicable, the Performance Criteria applicable to the Award, if any, and such other terms and conditions applicable to each individual Award as the Administering Body shall determine. The Administering Body may grant, at any time, new Awards to an Eligible Person who has previously received Awards whether such prior Awards are still outstanding, have previously been canceled, disposed of or exercised as a whole or in part, as applicable, or are canceled in connection with the issuance of new Awards. The Administering Body may grant Awards singly, in combination or in tandem with other Awards, as it determines in its discretion. Any and all terms and conditions of the Awards, including the purchase or exercise price, as the case may be, may be established by the Administering Body without regard to existing Awards.

                           (c) Any action of the Administering Body with respect
                  to the administration of this Plan shall be taken pursuant to a majority vote of the authorized number of members of the Administering Body or by the unanimous written consent of its members; PROVIDED, HOWEVER, that (i) if the Administering Body is the Stock Plan Committee and consists of two (2) members, then actions of the Administering Body must be unanimous and
                  (ii) if the Administering Body is the Board, actions taken at a meeting of the Board shall be valid if approved by directors constituting a majority of the required quorum for such meeting.

         4.3. ELIGIBILITY Only Eligible Persons shall be eligible to receive Awards under this Plan as shall be selected from time to time by the Administering Body, in its sole and absolute discretion.

         4.4. NO LIABILITY. No member of the Board or the Stock Plan Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Award or any transaction arising under this Plan or any Award, except in circumstances constituting bad faith of such member.

         4.5. AMENDMENTS.

                           (a) The Administering Body may, insofar as permitted
                  by applicable law, rule or regulation, from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever, and this Plan as so revised or amended will govern all Awards hereunder, including those granted before such revision or amendment; PROVIDED, HOWEVER, that no such revision or amendment shall alter, impair or diminish any rights or obligations under any Award previously granted under this Plan, without the written consent of the Recipient. Without limiting the generality of the foregoing, the Administering Body is authorized to amend this Plan to comply with or take advantage of amendments to applicable laws, rules or regulations, including amendments to the Securities Act, Exchange Act or the IRC or any rules or regulations promulgated thereunder. No stockholder approval of any

                                                                      Appendix A

                  amendment or revision shall be required unless (i) such approval is required by applicable law, rule or regulation or
                  (ii) an amendment or revision to this Plan is required by any stock exchange or automated quotation system then listing the shares of Common Stock.

                           (b) The Administering Body may, with the written
                  consent of a Recipient, make such modifications in the terms and conditions of an Award as it deems advisable. Without limiting the generality of the foregoing, the Administering Body may, in its discretion with the written consent of Recipient, at any time and from time to time after the grant of any Award (i) accelerate or extend the vesting or exercise period of any Award as a whole or in part, (ii) adjust or reduce the purchase or exercise price, as applicable, of Awards held by such Recipient by cancellation of such Awards and granting of Awards at lower purchase or exercise prices or by modification, extension or renewal of such Awards and (iii) reduce or otherwise modify the Performance Criteria applicable to any Award. In the case of Incentive Stock Options, Recipients acknowledge that extensions of the exercise period may result in the loss of the favorable tax treatment afforded incentive stock options under Section 422 of the IRC.

                           (c) Except as otherwise provided in this Plan or in
                  the applicable Award Agreement, no amendment, revision, suspension or termination of this Plan will, without the written consent of the Recipient, alter, terminate, impair or adversely affect any right or obligation under any Award previously granted under this Plan.

         4.6. OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other stock option, securities purchase, incentive or other compensation plans in effect for the Company, and this Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for Employees, Directors, Consultants or others, whether or not approved by stockholders.

         4.7. PLAN BINDING ON SUCCESSORS. This Plan shall be binding upon the successors and assigns of the Company.

         4.8. REFERENCES TO SUCCESSOR STATUTES, REGULATIONS AND RULES. Any reference in this Plan to a particular statute, regulation or rule shall also refer to any successor provision of such statute, regulation or rule.

         4.9. ISSUANCES FOR COMPENSATION PURPOSES ONLY. This Plan constitutes an "employee benefit plan" as defined in Rule 405 promulgated under the Securities Act. Awards to eligible Employees or Directors shall be granted for any lawful consideration, including compensation for services rendered, promissory notes or otherwise. Awards to Consultants shall be granted only in exchange for BONA FIDE services rendered by such consultants or advisors and such services must not be in connection with the offer and sale of securities in a capital-raising transaction.

                                                                      Appendix A

         4.10. INVALID PROVISIONS. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.

         4.11. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Utah, without giving effect to the principles of the conflicts of laws thereof.

5.       GENERAL AWARD PROVISIONS

         5.1. PARTICIPATION IN THE PLAN.

                           (a) A person shall be eligible to receive Award
                  grants under this Plan if, at the time of the grant of such Award, such person is an Eligible Person.

                           (b) Incentive Stock Options may be granted only to
                  Employees meeting the employment requirements of Section 422 of the IRC.

                           (c) Notwithstanding anything to the contrary herein,
                  the Administering Body may, in order to fulfill the purposes of this Plan, modify grants of Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

         5.2. AWARD AGREEMENTS.

                           (a) Each Award granted under this Plan shall be
                  evidenced by an Award Agreement, which shall be duly executed on behalf of the Company and by the Recipient or, in the Administering Body's discretion, a confirming memorandum issued by the Company to the Recipient setting forth such terms and conditions applicable to such Award as the Administering Body may in its discretion determine. Award Agreements may but need not be identical and shall comply with and be subject to the terms and conditions of this Plan, a copy of which shall be provided to each Recipient and incorporated by reference into each Award Agreement. Any Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administering Body.

                           (b) In case of any conflict between this Plan and any
                  Award Agreement, this Plan shall control.

                           (c) In consideration of the granting of an Award
                  under the Plan, if requested by the Company, the Recipient shall agree, in the Award Agreement, to remain in the employ of (or to consult for or to serve as a Non-employee Director of, as applicable) the Company or any Affiliated Entity for a period of at least one (1) year (or such shorter period as may be fixed in the Award Agreement or by action of the Administering Body following grant of the Award) after the Award is granted (or, in the case of a Non-employee Director, until the next annual meeting of stockholders of the Company).

                                                                      Appendix A

         5.3. EXERCISE OF AWARDS. No Award granted hereunder shall be issuable or exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 100 shares of Common Stock (or such other amount as is set forth in the applicable Award Agreement) may be purchased at one time and Stock Options, or other Awards, as applicable, must be purchased or exercised, as applicable, in multiples of 100 unless the number purchased is the total number at the time available for purchase under the terms of the Award. An Award shall be deemed to be claimed or exercised when the Secretary or other designated official of the Company receives appropriate written notice, on such form acceptable to the Company, from the Recipient, together with payment of the applicable purchase or exercise price made in accordance with the Award Agreement and any amounts required under Section 5.11. Notwithstanding any other provision of this Plan, the Administering Body may impose, by rule and/or in Award Agreements, such conditions upon the exercise of Awards (including without limitation conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including without limitation Rule 16b-3 and Rule 10b-5 under the Exchange Act, and any amounts required under Section 5.11 or other applicable section of or regulation under the IRC.

         5.4. PAYMENT FOR AWARDS.

                           (a) Awards requiring payment of a purchase or
                  exercise price shall be payable upon the exercise of such Award pursuant to any Award granted hereunder by delivery of legal tender of the United States or payment of such other consideration as the Administering Body may from time to time deem acceptable in any particular instance.

                           (b) The Company may assist any person to whom Awards
                  are granted hereunder (including without limitation any Employee, Director or Consultant of the Company) in the payment of the exercise price or other amounts payable in connection with the receipt or exercise of such Award, by lending such amounts to such person on such terms and at such rates of interest and upon such security (if any) as shall be approved by the Administering Body.

                           (c) In the discretion of the Administering Body,
                  payments for purchase or exercise of Awards may be by matured capital stock of the Company (i.e., owned longer than six (6) months) delivered in transfer to the Company by or on behalf of the person exercising the Award and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Administering Body (valued at Fair Market Value as of the exercise date), or such other consideration as the Administering Body may from time to time in the exercise of its discretion deem acceptable in any particular instance; PROVIDED, HOWEVER, that the Administering Body may, in the exercise of its discretion, (i) allow exercise of Stock Options in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise, and/or (ii) allow the Company to loan the applicable purchase or exercise price to the Recipient, if the purchase or exercise will be followed by a prompt sale of some or all of the underlying shares and a portion of the sale proceeds is dedicated to full payment of the purchase or exercise price and amounts required pursuant to Section 5.11.

                                                                      Appendix A

         5.5. NO EMPLOYMENT OR OTHER CONTINUING RIGHTS. Nothing contained in this Plan (or in any Award Agreement or in any other agreement or document related to this Plan or to Awards granted hereunder) shall confer upon any Eligible Person or Recipient any right to continue in the employ (or other business relationship) of the Company or any Affiliated Entity or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or any Affiliated Entity to reduce such person's compensation or other benefits or to terminate the employment or engagement of such Eligible Person or Recipient, with or without cause. Except as expressly provided in this Plan or in any Award Agreement pursuant to this Plan, the Company shall have the right to deal with each Recipient in the same manner as if this Plan and any such Award Agreement did not exist, including without limitation with respect to all matters related to the hiring, retention, discharge, compensation and conditions of the employment or engagement of the Recipient. Any questions as to whether and when there has been a termination of a Recipient's employment or engagement, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Plan or any statement evidencing the grant of Awards pursuant to this Plan shall be determined by the Administering Body, and the Administering Body's determination thereof shall be final and binding.

         5.6. RESTRICTIONS UNDER APPLICABLE LAWS AND REGULATIONS.

                           (a) All Awards granted under this Plan shall be
                  subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to any such Award granted under this Plan upon any securities exchange or under any federal, state or foreign law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Awards or the issuance, if any, or purchase of shares in connection therewith, such Awards may not be granted or exercised as a whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. During the term of this Plan, the Company will use reasonable efforts to seek to obtain from the appropriate regulatory agencies any requisite qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction thereof the qualifications, consents, approvals or authorizations deemed by the Company to be necessary for the lawful issuance and sale of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authorization shall not have been obtained.

                           (b) The Company shall be under no obligation to
                  register or qualify the issuance of Awards or underlying shares of Common Stock under the Securities Act or applicable state securities laws. Unless the shares of Common Stock applicable to any such Award have been registered under the Securities Act and qualified or registered under applicable state securities laws, the Company shall be under no obligation to issue any shares of Common Stock covered by any Award unless the Award and underlying shares of Common Stock, as applicable, may be issued pursuant to applicable exemptions from such registration or qualification requirements. In connection with any such exempt issuance, the Administering Body may require the Recipient to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Company and upon which the Company may reasonably rely, that such Recipient is acquiring such securities for his or her own account as an investment and not with a view to, or for sale in connection with, the

                                                                      Appendix A

                  distribution of any such shares of stock, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if shares of stock are issued without such registration, a legend to this effect (together with any other legends deemed appropriate by the Administering Body) may be endorsed upon the securities so issued. The Company may also order its transfer agent to stop transfers of such securities. The Administering Body may also require the Recipient to provide the Company such information and other documents as the Administering Body may request in order to satisfy the Administering Body as to the investment sophistication and experience of the Recipient and as to any other conditions for compliance with any such exemptions from registration or qualification.

         5.7. ADDITIONAL CONDITIONS. Any Award may also be subject to such other provisions (whether or not applicable to any other Award or Eligible Person) as the Administering Body determines appropriate including without limitation (a) provisions to assist the Recipient in financing the purchase of Common Stock issuable as a result of such Award, (b) provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any form of benefit, (c) provisions giving the Company the right to repurchase shares of Common Stock acquired under any form of benefit in the event the Recipient elects to dispose of such shares, and (d) provisions to comply with federal and state securities laws and federal and state income tax withholding requirements.

         5.8. NO PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise set forth herein, a Recipient shall have no rights as a stockholder with respect to any shares issuable or issued in connection with an Award until the date of the receipt by the Company of all amounts payable in connection with the purchase or exercise, as applicable, of the Award, the satisfaction or waiver of all applicable Performance Criteria and performance by the Recipient of all obligations applicable thereto. Status as an Eligible Person shall not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally. No person shall have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Award granted hereunder. Neither this Plan (nor any documents related hereto) nor any action taken pursuant hereto (or thereto) shall be construed to create a trust of any kind or a fiduciary relationship between the Company and any Person. To the extent that any Person acquires a right to receive Awards hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

         5.9. NON-TRANSFERABLE

                           (a) No Award under the Plan may be sold, pledged,
                  assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administering Body, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed. No Award or interest or right therein shall be subject to liability for the debts, contracts or engagements of the Recipient or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted

                                                                      Appendix A

                  disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

                           (b) During the lifetime of the Recipient, only he or
                  she may exercise an Option or other Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of with the consent of the Administering Body pursuant to a DRO. After the death of the Recipient, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Recipient's will or under the then applicable laws of descent and distribution.

         5.10. INFORMATION TO RECIPIENTS.

                           (a) The Administering Body in its sole discretion
                  shall determine what, if any, financial and other information shall be provided to Recipients and when such financial and other information shall be provided after giving consideration to applicable federal and state laws, rules and regulations, including without limitation applicable federal and state securities laws, rules and regulations.

                           (b) The furnishing of financial and other information
                  that is confidential to the Company shall be subject to the Recipient's agreement that the Recipient shall maintain the confidentiality of such financial and other information, shall not disclose such information to third parties, and shall not use the information for any purpose other than evaluating an investment in the Company's securities under this Plan. The Administering Body may impose other restrictions on the access to and use of such confidential information and may require a Recipient to acknowledge the Recipient's obligations under this Section 5.10(b) (which acknowledgment shall not be a condition to the Recipient's obligations under this Section 5.10(b)).

         5.11. WITHHOLDING TAXES. Whenever the granting, vesting or exercise of any Award granted under this Plan, or the transfer of any shares issued upon exercise of any Award, gives rise to tax or tax withholding liabilities or obligations, the Administering Body shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to issuance of such shares. The Administering Body may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company (or by withholding a portion of the stock otherwise issuable in connection with such Awards).

         5.12. LEGENDS ON COMMON STOCK CERTIFICATES. Each certificate representing shares acquired as a result of any Award granted hereunder shall be endorsed with all legends, if any, required by applicable federal and state securities and other laws to be placed on the certificate. The determination of which legends, if any, shall be placed upon such certificates shall be made by the Administering Body in its sole discretion and such decision shall be final and binding.

         5.13. EFFECT OF TERMINATION OF EMPLOYMENT ON AWARDS - EMPLOYEES ONLY

                           (a) TERMINATION. Subject to Section 5.13(b), and
                  except as otherwise provided in a written agreement between the Company and the Recipient, which may be entered into at any time before or after termination of employment of the

                                                                      Appendix A

                  Recipient, in the event of the termination of an Employee Recipient's employment, all of the Recipient's unvested Awards shall terminate and all of the Recipient's unexercised Awards shall expire and become unexercisable as of the earlier of (A) the date such Awards would have expired in accordance with their terms had the Recipient remained employed and (B) (i) six (6) months after the Recipient's engagement is terminated as a result of death or Permanent Disability and (ii) ninety
                  (90) days after Recipient's engagement is terminated for any other reason.

                           (b) ALTERATION OF VESTING AND EXERCISE PERIODS.
                  Notwithstanding anything to the contrary in Section 5.13(a), the Administering Body may in its discretion designate shorter or longer periods to claim or otherwise exercise Awards following a Recipient's termination of employment; PROVIDED, HOWEVER, that any shorter periods determined by the Administering Body shall be effective only if provided for in the instrument that evidences the grant to the Recipient of such Award or if such shorter period is agreed to in writing by the Recipient. Notwithstanding anything to the contrary herein, Awards shall be claimed or exercisable by a Recipient following such Recipient's termination of employment only to the extent that installments thereof had become exercisable on or prior to the date of such termination; and PROVIDED, FURTHER, that the Administering Body may, in its discretion, elect to accelerate the vesting of all or any portion of any Awards that had not vested on or prior to the date of such termination.

         5.14. EFFECT OF TERMINATION OF ENGAGEMENT ON AWARDS - NON-EMPLOYEES
ONLY

                           (a) TERMINATION. Subject to Section 5.14(b), and
                  except as otherwise provided in a written agreement between the Company and the Recipient, which may be entered into at any time before or after termination of engagement of the Recipient, in the event of the termination of any non-Employee Recipient's engagement (including, Directors and Consultants), all of the Recipient's unvested Awards shall terminate and all of the Recipient's unexercised Awards shall expire and become unexercisable as of the earlier of (A) the date such Awards would have expired in accordance with their terms had the Recipient remained engaged by the Company and (B)(i) six (6) months after Recipient's engagement is terminated as a result of death or Permanent Disability and (ii) ninety (90) days after Recipient's engagement is terminated for any other reason.

                           (b) ALTERNATION OF VESTING AND EXERCISE PERIODS.
                  Notwithstanding anything to the contrary in Section 5.14(a), the Administering Body may, in its discretion, designate shorter or longer periods to claim or otherwise exercise Awards following a non-Employee Recipient's termination of engagement; PROVIDED, HOWEVER, that any shorter periods determined by the Administering Body shall be effective only if provided for in the instrument that evidences the grant to the Recipient of such Award or if such shorter period is agreed to in writing by the Recipient. Notwithstanding anything to the contrary herein, awards shall be claimed or exercisable by a Recipient following such Recipient's termination of engagement only to the extent that the installments thereof had become exercisable on or prior to the date of such termination; and PROVIDED FURTHER, that the

                                                                      Appendix A

                  Administering Body may, in its discretion, elect to accelerate the vesting of all or any portion of any Awards that had not vested on or prior to the date of such termination.

         5.15. TRANSFER; LEAVE OF ABSENCE. For purposes of this Plan, the transfer by a Recipient to the employment or engagement of (i) the Company from a Subsidiary Corporation, (ii) from the Company to a Subsidiary Corporation or
(iii) from one Subsidiary Corporation to another Subsidiary Corporation (including, with respect to Consultants, the assignment between the Company and a Subsidiary Corporation or between two Subsidiary Corporations, as applicable, of an agreement pursuant to which such services are rendered) or, with respect solely to Employees, an approved leave of absence for military service, sickness, or for any other purpose approved by the Company, shall not be deemed a termination. In the case of any Employee on an approved leave of absence, the Administering Body may make such provision respecting continuance of Awards as the Administering Body in its discretion deems appropriate, except that in no event shall a Stock Option or other Award be exercisable after the date such Award would expire in accordance with its terms had the Recipient remained continuously employed.

         5.16. LIMITS ON AWARDS TO CERTAIN ELIGIBLE PERSONS.

                           (a) LIMITATIONS APPLICABLE TO SECTION 162(m)
                  PARTICIPANTS. Notwithstanding any other provision of this Plan, in order for the compensation attributable to Awards hereunder to qualify as Performance-Based Compensation, no one Eligible Person shall be granted any one or more Awards with respect to more than 1,000,000 shares of Common Stock in any one calendar year. The limitation set forth in this Section
                  5.16 shall be subject to adjustment as provided in Section 3.4 and under Article 11, but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation.

                           (b) LIMITATIONS APPLICABLE TO SECTION 16 PERSONS.
                  Notwithstanding any other provision of this Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

6.       STOCK OPTIONS

         6.1. NATURE OF STOCK OPTIONS. Subject to the limitations provided otherwise herein, Stock Options may be Incentive Stock Options or Non-qualified Stock Options.

         6.2. OPTION EXERCISE PRICE. The exercise price for each Stock Option shall be determined by the Administering Body as of the date such Stock Option is granted. The Administering Body may, with the consent of the Recipient and subject to compliance with statutory or administrative requirements applicable to Incentive Stock Options, amend the terms of any Stock Option to provide that the exercise price of the shares remaining subject to the Stock Option shall be reestablished at a price determined by the Administering Body on the date such amendment is approved. No modification of any other term or provision of any Stock Option that is amended in accordance with the foregoing shall be required, although the Administering Body may, in its discretion, make such further modifications of any such Stock Option as are not inconsistent with this Plan.

                                                                      Appendix A

         6.3. OPTION PERIOD AND VESTING. Stock Options granted hereunder shall vest and may be exercised as determined by the Administering Body, except that exercise of such Stock Options after termination of the Recipient's employment or engagement shall be subject to Section 5.13 or 5.14, as the case may be. Each Stock Option granted hereunder and all rights or obligations thereunder shall expire on such date as shall be determined by the Administering Body, but not later than ten (10) years after the date the Stock Option is granted and shall be subject to earlier termination as provided herein or in the Award Agreement. The Administering Body may, in its discretion at any time and from time to time after the grant of a Stock Option, accelerate vesting of such Option as a whole or in part by increasing the number of shares then purchasable, provided that the total number of shares subject to such Stock Option may not be increased. Except as otherwise provided herein, a Stock Option shall become exercisable, as a whole or in part, on the date or dates specified by the Administering Body and thereafter shall remain exercisable until the expiration or earlier termination of the Stock Option.

         6.4. SPECIAL PROVISIONS REGARDING INCENTIVE STOCK OPTIONS.

                           (a) Notwithstanding anything in this Article 6 to the
                  contrary, the exercise price and vesting period of any Stock Option intended to qualify as an Incentive Stock Option shall comply with the provisions of Section 422 of the IRC and the regulations thereunder. As of the Effective Date, such provisions require, among other matters, that (i) the exercise price must not be less than the Fair Market Value of the underlying stock as of the date the Incentive Stock Option is granted, and not less than 110% of the Fair Market Value as of such date in the case of a grant to a Significant Stockholder; and (ii) that the Incentive Stock Option not be exercisable after the expiration of five (5) years from the date of grant in the case of an Incentive Stock Option granted to a Significant Stockholder.

                           (b) The aggregate Fair Market Value (determined as of
                  the respective date or dates of grant) of the Common Stock for which one or more Incentive Stock Options granted to any Recipient under this Plan (or any other option plan of the Company or any of its Subsidiary Corporations or affiliates) may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year shall not exceed $100,000.

                           (c) Any Options granted as Incentive Stock Options
                  pursuant to this Plan that for any reason fail or cease to qualify as such shall be treated as Non-qualified Stock Options.

         6.5. RELOAD OPTIONS. At the discretion of the Administering Body, Stock Options granted pursuant to this Plan may include a "reload" feature pursuant to which a Recipient exercising an Option by the delivery of a number of shares of matured capital stock in accordance with Section 5.4(c) hereof and the Award Agreement would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Common Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Administering Body may provide) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original Option.

         6.6. RESTRICTIONS. The Administering Body, in its sole and absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Recipient

                                                                      Appendix A

shall give the Company prompt notice of any disposition of shares of Common Stock required by exercise of an Incentive Stock Option within (i) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of section 424(h) of the IRC) such Option to such Recipient or (ii) one year after the transfer of such shares to such Recipient.

7.       RESTRICTED STOCK AWARDS

         7.1. NATURE OF RESTRICTED STOCK AWARDS. The Administering Body may grant Restricted Stock Awards to any Eligible Person. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other purchase price determined by the Administering Body (but not less than the par value thereof unless permitted by applicable state law), shares of Common Stock subject to such restrictions and conditions as the Administering Body may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other business relationships) and/or the achievement of pre-established Performance Criteria.

         7.2. RIGHTS AS STOCKHOLDERS. Subject to Section 7.3, upon delivery of the shares of the Restricted Stock to the escrow holder pursuant to Section 7.5, the Recipient shall have, unless otherwise provided by the Administering Body, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; PROVIDED, HOWEVER, that in the discretion of the Administering Body, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.3.

         7.3. RESTRICTION. All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administering Body shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment or engagement with the Company or its Affiliated Entities, Company performance and individual performance; PROVIDED, HOWEVER, that, unless the Administering Body otherwise provides in the terms of the Award Agreement or otherwise, no share of Restricted Stock granted to a person subject to Section 16 of the Exchange Act shall be sold, assigned or otherwise transferred until at least six (6) months and one (1) day have elapsed from the date on which the Restricted Stock was issued, and PROVIDED, FURTHER, that, except with respect to shares of Restricted Stock granted to Section 162(m) participants, by action taken after the Restricted Stock is issued, the Administering Body may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

         7.4. REPURCHASE OF RESTRICTED STOCK. The Administering Body shall provide in the terms of each individual Award Agreement that the Company shall have a right to repurchase from the Recipient the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a termination of employment (with or without cause and for any reason whatsoever) or, if applicable, upon a termination of engagement (with or without cause and for any reason whatsoever) between the Recipient and the Company, at a cash price per share equal to the price paid by the Recipient for such Restricted Stock; PROVIDED, HOWEVER, that except with respect to shares of Restricted Stock granted to Section 162(m) participants, the Administering Body in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a termination of employment or engagement following a Change in Control of the Company or because of the Recipient's death or Permanent Disability.

         7.5. ESCROWS. The Secretary of the Company or such other escrow holder as the Administering Body may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

         7.6. VESTING OF RESTRICTED STOCK. The Administering Body at the time of grant shall specify the date or dates and/or attainment of pre-established Performance Criteria and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award.

         7.7. WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS. The written instrument evidencing the Award of Restricted Stock may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

8.       UNRESTRICTED STOCK AWARDS

         8.1. GRANT OR SALE OF UNRESTRICTED STOCK

                           (a) GRANT OR SALE OF UNRESTRICTED STOCK. The
                  Administering Body may, in its sole discretion, grant (or sell at a purchase price determined by the Administering Body) an Unrestricted Stock Award to any Eligible Person, pursuant to which such individual may receive shares of Common Stock free of any vesting restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

                           (b) DEFERRAL OF AWARDS. Each Recipient who has made
                  an election to receive shares of Unrestricted Stock under this
                  Article 8 will have the right to defer receipt of up to 100% of such shares of Unrestricted Stock payable to such Recipient in accordance with such rules and procedures as may from time to time be established by the Administering Body for that purpose, and such election shall be effective on the later of the date six (6) months and one (1) day from the date of such election or the beginning of the next calendar year. The deferred Unrestricted Stock shall be entitled to receive Dividend Equivalent Rights settled in shares of Common Stock.

9.       PERFORMANCE STOCK AWARDS

         9.1. NATURE OF PERFORMANCE STOCK AWARDS A Performance Stock Award is an Award entitling the Recipient to acquire shares of Common Stock upon the attainment of specified Performance Criteria. The Administering Body may make Performance Stock Awards independent of or in connection with the granting of any other Award under the Plan. Performance Stock Awards may be granted under the Plan to any Eligible Person. The Administering Body, in its sole discretion, shall determine whether and to whom Performance Stock Awards shall be made, the Performance Criteria applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares; PROVIDED, HOWEVER, that the Administering Body may rely on the Performance Criteria and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Stock Awards under the Plan.

                                                                      Appendix A

         9.2. RIGHTS AS A STOCKHOLDER A Recipient receiving a Performance Stock Award shall have the rights of a stockholder only as to shares actually received by the Recipient under the Plan and not with respect to shares subject to the Award but not actually received by the Recipient. A Recipient shall be entitled to receive a stock certificate evidencing the acquisition of shares of Common Stock under a Performance Stock Award only upon satisfaction of all conditions specified in the Award Agreement evidencing the Performance Stock Award (or in a performance plan adopted by the Administering Body).

         9.3. ACCELERATION, WAIVER, ETC At any time prior to the participant's termination of employment (or other business relationship) by the Company, the Administering Body may, in its sole discretion, accelerate, waive or, subject to the other provisions of this Plan, amend any and all of the goals, restrictions or conditions imposed under any Performance Stock Award.

10.      DIVIDEND EQUIVALENT RIGHTS

         10.1. DIVIDEND EQUIVALENT RIGHTS A Dividend Equivalent Right is an Award entitling the Recipient to receive credits based on cash dividends that would be paid on the shares of Common Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares were held by the Recipient. A Dividend Equivalent Right may be granted hereunder to any Eligible Person, as a component of another Award or as a freestanding Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Common Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

         10.2. INTEREST EQUIVALENTS Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

11.      STOCK APPRECIATION RIGHTS

         11.1. GRANT OF STOCK APPRECIATION RIGHTS A Stock Appreciation Right may be granted to any Eligible Person selected by the Administering Body. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of a Stock Option, (b) with respect to previously granted Stock Options, or (c) independent of a Stock Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administering Body shall impose and shall be evidenced by an Award Agreement.

         11.2. COUPLED STOCK APPRECIATION RIGHTS

                           (a) A Coupled Stock Appreciation Right ("CSAR") shall
                  be related to a particular Stock Option and shall be exercisable only when and to the extent the related Stock Option is exercisable.

                                                                      Appendix A

                           (b) A CSAR may be granted to the Recipient for no
                  more than the number of shares subject to the simultaneously or previously granted Stock Option to which it is coupled.

                           (c) A CSAR shall entitle the Recipient (or other
                  person entitled to exercise the Stock Option pursuant to the
                  Plan) to surrender to the Company unexercised a portion of the Stock Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Stock Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administering Body may impose.

         11.3. INDEPENDENT STOCK APPRECIATION RIGHTS

                           (a) An Independent Stock Appreciation Right ("ISAR")
                  shall be unrelated to any Stock Option and shall have the terms set by the Administering Body. An ISAR shall be exercisable in such installments as the Administering Body may determine. An ISAR shall cover such number of shares of Common Stock as the Administering Body may determine; PROVIDED, HOWEVER, that unless the Administering Body otherwise provides in the terms of the ISAR or otherwise, no ISAR granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six (6) months and one day has elapsed from the date on which the Stock Option was granted. The exercise price per share of the Common Stock subject to each ISAR shall be set by the Administering Body. An ISAR is exercisable only while the Recipient remains employed or engaged by the Company; PROVIDED that the Administering Body may determine that the ISAR may be exercised subsequent to termination of employment or engagement or following a Change in Control of the Company, or because of the Recipient's retirement, death or Permanent Disability, or otherwise.

                           (b) An ISAR shall entitle the Recipient (or other
                  person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administering Body may impose.

         11.4. PAYMENT AND LIMITATIONS ON EXERCISE

                           (a) Payment of the amounts determined under Section
                  11.2(c) and 11.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administering Body. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of the Plan pertaining to Stock Options.

                                                                      Appendix A

                           (b) Holders of Stock Appreciation Rights may be
                  required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administering Body.

12.      REORGANIZATIONS

         12.1. CORPORATE TRANSACTIONS NOT INVOLVING A CHANGE IN CONTROL. If the Company shall consummate any Reorganization not involving a Change in Control in which holders of shares of Common Stock are entitled to receive in respect of such shares any securities, cash or other consideration (including without limitation a different number of shares of Common Stock), each Award outstanding under this Plan shall thereafter be claimed or exercisable, in accordance with this Plan, only for the kind and amount of securities, cash and/or other consideration receivable upon such Reorganization by a holder of the same number of shares of Common Stock as are subject to that Award immediately prior to such Reorganization, and any adjustments will be made to the terms of the Award, and the underlying Award Agreement, in the sole discretion of the Administering Body as it may deem appropriate to give effect to the Reorganization.

         12.2. CORPORATE TRANSACTIONS INVOLVING A CHANGE IN CONTROL. As of the effective time and date of any Change in Control, this Plan and any then outstanding Awards (whether or not vested) shall automatically terminate unless
(a) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Awards, or for the substitution for such Awards of new grants covering the securities of a successor entity or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices, in which event this Plan and such outstanding Awards shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or (b) the Board otherwise has provided or shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Awards (whether or not vested), including without limitation (i) accelerating the vesting of outstanding Awards and/or (ii) providing for the cancellation of Awards and their automatic conversion into the right to receive the securities, cash and/or other consideration that a holder of the shares underlying such Awards would have been entitled to receive upon consummation of such Change in Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of this Section 12.2, this Plan and the Awards granted hereunder shall terminate by reason of the occurrence of a Change in Control without provision for any of the actions described in clause (a) or (b) hereof, then any Recipient holding outstanding Awards shall have the right, at such time immediately prior to the consummation of the Change in Control as the Board shall designate, to convert, claim or exercise, as applicable, the Recipient's Awards to the full extent not theretofore converted, claimed or exercised, including any installments which have not yet become vested.

13.      DEFINITIONS

Capitalized terms used in this Plan and not otherwise defined shall have the meanings set forth below:

"ADMINISTERING BODY" shall mean the Board as long as no Stock Plan Committee has been appointed and is in effect and shall mean the Stock Plan Committee as long as the Stock Plan Committee is appointed and in effect.

"AFFILIATED ENTITY" means any Parent Corporation or Subsidiary Corporation.

                                                                      Appendix A

"AWARD" or "AWARDS," except where referring to a particular category or grant under the Plan, shall include Incentive Stock Options, Non-qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Stock Awards, Dividend Equivalent Rights and Stock Appreciation Rights.

"AWARD AGREEMENT" means the agreement or confirming memorandum setting forth the terms and conditions of the Award.

"BOARD" means the board of directors of the Company.

"CHANGE IN CONTROL" means the following and shall be deemed to occur if any of the following events occur:

                           (a) Any Person becomes after the Effective Date the
                  beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

                           (b) Individuals who, as of the effective date hereof,
                  constitute the board of directors of the Company (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the board of directors of the Company, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's stockholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

                           (c) Consummation by the Company of the sale or other
                  disposition by the Company of all or substantially all of the Company's assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than

                  (i) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

                                                                      Appendix A

                  (ii) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

                           (d) Approval by the stockholders of the Company or
                  any order by a court of competent jurisdiction of a plan of liquidation of the Company.

                           (e) Notwithstanding the foregoing, a Change in
                  Control of the type described in paragraph (b), (c) or (d) shall be deemed to be completed on the date it occurs, and a Change in Control of the type described in paragraph (a) shall be deemed to be completed as of the date the entity or group attaining 50% or greater ownership has elected its representatives to the Company's board of directors and/or caused its nominees to become officers of the Company with the authority to terminate or alter the terms of employee's employment.

"COMMISSION" means the Securities and Exchange Commission.

"COMMON STOCK" means the common stock of the Company as constituted on the Effective Date of this Plan, and as thereafter adjusted as a result of any one or more events requiring adjustment of outstanding Awards under Section 3.4 above.

"COMPANY" means New Visual Corporation, a Utah corporation.

"CONSULTANT" means any consultant or advisor if:

         (a) the consultant or advisor renders BONA FIDE services to the Company or any Affiliated Entity;

         (b) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and

         (c) the consultant or advisor is a natural person who has contracted directly with the Company or an Affiliated Entity to render such services.

"CSAR" means a coupled stock appreciation right as defined in Section 4.2.

"DIRECTOR" means any person serving on the Board of the Company irrespective of whether such person is also an Employee of the Company.

"DIVIDEND EQUIVALENT RIGHT" shall mean any Award granted pursuant to Article 10 of this Plan.

"DRO" shall mean a domestic relations order as defined by the IRC or Title I of ERISA or the rules thereunder.

"EFFECTIVE DATE" means August 30, 2001, which is the date this Plan was adopted by the Board.

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
                                                                      Appendix A

"ELIGIBLE PERSON" shall include key Employees, Directors and Consultants of the Company or of any Affiliated Entity.

"EMPLOYEE" means any officer or other employee (as defined in accordance with Section 3401(c) of the IRC) of the Company or any Affiliated Entity.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"EXCHANGE ACT REGISTERED COMPANY" means that the Company has any class of any equity security registered pursuant to Section 12 of the Exchange Act.

"EXPIRATION DATE" means the tenth anniversary of the Effective Date.

"FAIR MARKET VALUE" of a share of the Company's capital stock as of a particular date shall be: (a) if the stock is listed on an established stock exchange or exchanges (including for this purpose, the Nasdaq National Market), the closing sale prices of the stock quoted for such date as reported in the transactions index of each such exchange, as published in THE WALL STREET JOURNAL and determined by the Administering Body, or, if no sale price was quoted in any such index for such date, then as of the next preceding date on which such a sale price was quoted; or (b) if the stock is not then listed on an exchange or the Nasdaq National Market, the average of the closing bid and asked prices per share for the stock in the over-the-counter market as quoted on The Nasdaq Small Cap Market on such date (in the case of (a) or (b), subject to adjustment as and if necessary and appropriate to set an exercise price not less than 100% of the Fair Market Value of the stock on the date an option is granted); or (c) if the stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the Administering Body; PROVIDED, HOWEVER, that (i) when appropriate, the Administering Body, in determining Fair Market Value of capital stock of the Company, may take into account such other factors as it may deem appropriate under the circumstances and (ii) if the stock is traded on the Nasdaq SmallCap Market and both sales prices and bid and asked prices are quoted or available, the Administering Body may elect to determine Fair Market Value under either clause (i) or (ii) above. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options shall be determined in compliance with applicable provisions of the IRC.

"INCENTIVE STOCK OPTION" means a Stock Option that qualifies as an incentive stock option under Section 422 of the IRC, or any successor statute thereto.

"IRC" means the Internal Revenue Code of 1986, as amended.

"ISAR" means an independent stock appreciation right as defined in Section 11.3.

"NON-EMPLOYEE DIRECTOR" means any director of the Company who qualifies as a "non-employee director" within the meaning of Rule 16b-3.

"NON-QUALIFIED STOCK OPTION" means a Stock Option that is not an Incentive Stock Option.

"OUTSIDE DIRECTOR" means an "outside director" as defined in the regulations adopted under Section 162(m) of the IRC.

"PARENT CORPORATION" means any Parent Corporation as defined in Section 424(e) of the IRC.

                                                                      Appendix A

"PERFORMANCE-BASED COMPENSATION" means performance-based compensation as described in Section 162(m) of the IRC. If the amount of compensation an Eligible Person will receive under any Award is not based solely on an increase in the value of Common Stock after the date of grant, the Stock Plan Committee, in order to qualify Awards as performance-based compensation under Section 162(m) of the IRC, can condition the granting, vesting or exercisability or purchase price of such Awards on the attainment of a preestablished, objective performance goal. For this purpose, a preestablished, objective performance goal may include one or more of the following performance criteria: (a) book value;
(b) earnings per share (including earnings before interest, taxes and amortization); (c) return on equity; (d) total stockholder return; (e) return on capital; (f) return on assets or net assets; (g) income or net income; (h) operating income or net operating income; (i) operating margin; (j) attainment of stated goals related to the Company's capitalization, costs, financial condition or results of operations; and (k) any other similar performance criteria.

"PERFORMANCE CRITERIA" shall mean the following business criteria with respect to the Company, any Affiliated Entity or any division or operating unit: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations, (j) appreciation in the fair market value of Common Stock, (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization and (l) such other criteria deemed appropriate by the Administering Body.

"PERFORMANCE STOCK AWARDS" means Awards granted pursuant to Article 9.

"PERMANENT DISABILITY" shall mean that the Recipient becomes physically or mentally incapacitated or disabled so that the Recipient is unable to perform substantially the same services as the Recipient performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Recipient), and such incapacity or disability continues for a period of three consecutive months or six months in any 12-month period or such other period(s) as may be determined by the Stock Plan Committee with respect to any Award, provided that for purposes of determining the period during which an Incentive Stock Option may be exercised pursuant to Section 5.13(b)(ii) hereof, Permanent Disability shall mean "permanent and total disability" as defined in
Section 22(e) of the IRC.

"PERSON" means any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding (a) the Company and its Subsidiary Corporations, (b) any employee stock ownership or other employee benefit plan maintained by the Company that is qualified under ERISA and (c) an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof.

"PLAN" means this 2001 Stock Incentive Plan of the Company.

"PLAN TERM" means the period during which this Plan remains in effect (commencing on the Effective Date and ending on the Expiration Date).

"RECIPIENT" means a person who has received Awards under this Plan or any person who is the successor in interest to a Recipient.

"REORGANIZATION" means any merger, consolidation or other reorganization.

"RESTRICTED STOCK" shall have the meaning ascribed thereto in Section 7.1.

                                                                      Appendix A

"RESTRICTED STOCK AWARDS" means any Award granted pursuant to Article 7 of this Plan.

"RULE 16B-3" means Rule 16b-3 under the Exchange Act.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SIGNIFICANT STOCKHOLDER" is an individual who, at the time an Award is granted to such individual under this Plan, owns more than 10% of the combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation (after application of the attribution rules set forth in Section 424(d) of the IRC).

"STOCK APPRECIATION RIGHT" means a stock appreciation right granted under
Article 11 of this Plan.

"STOCK OPTION" or "OPTION" means a right to purchase stock of the Company granted under Article 6 of this Plan to an Eligible Person.

"STOCK PLAN COMMITTEE" means the committee appointed by the Board to administer this Plan pursuant to Section 4.1.

"SUBSIDIARY CORPORATION" means any Subsidiary Corporation as defined in Section 424(f) of the IRC.

"UNRESTRICTED STOCK" shall have the meaning ascribed thereto in Section 8.1.

"UNRESTRICTED STOCK AWARD" means any Award granted pursuant to Article 8 of this Plan.








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